                                                                EXHIBIT 10(o)(8)






                                LEASE AGREEMENT

                                    between

                       ARIZONA FACTORY SHOPS PARTNERSHIP

                                      and

                             ASHWORTH STORE I, INC.

                           t/a ASHWORTH FACTORY STORE

                            INDEX - LEASE AGREEMENT



ITEM                                                            PAGE
----                                                            ----

ARTICLE I      DEFINITIONS & ATTACHMENTS.....................      1
Section 1.1    -  Certain Defined Terms
Section 1.23   -  Attachments

ARTICLE II     PREMISES......................................      5
Section 2.1    -  Demised Premises; Quiet Enjoyment
Section 2.2    -  Measurement of Premises

ARTICLE III    TERM..........................................      5
Section 3.1    -  Term
Section 3.2    -  Expiration
Section 3.3    -  Holding Over

ARTICLE IV     USE...........................................      6
Section 4.1    -  Prompt Occupancy and Use
Section 4.2    -  Storage and Office Areas
Section 4.3    -  Tenant's Trade Name
Section 4.4    -  Operating Hours

ARTICLE V      RENTAL........................................      6
Section 5.1    -  Rentals Payable
Section 5.2    -  Annual Basic Rental
Section 5.3    -  Annual Percentage Rental
Section 5.4    -  Gross Sales Defined
Section 5.5    -  Statements of Gross Sales
Section 5.6    -  Tenant's Records; Examination
Section 5.7    -  Payment of Rental
Section 5.8    -  Advance Rental
Section 5.9    -  Competing Business

ARTICLE VI     TAXES.........................................      9
Section 6.1    -  Tenant to Pay Proportionate Share of Taxes
Section 6.2    -  Payment of Proportionate Share of Taxes
Section 6.3    -  Other Taxes Payable by Tenant

ARTICLE VII    IMPROVEMENTS..................................     10
Section 7.1    -  Landlord's Improvements
Section 7.2    -  Tenant's Improvements
Section 7.3    -  Ready for Occupancy Defined
Section 7.4    -  Effect of Opening for Business
Section 7.5    -  Mechanic's Liens
Section 7.6    -  Tenant's Leasehold Improvements and Trade Fixtures

ARTICLE VIII   OPERATIONS....................................     11
Section 8.1    -  Operations by Tenant
Section 8.2    -  Signs and Advertising
Section 8.3    -  Painting and Displays by Tenant
Section 8.4    -  Trash Service
Section 8.5    -  Environmental Matters

ARTICLE IX     REPAIRS AND ALTERATIONS.......................     14
Section 9.1    -  Repairs to be Made by Landlord
Section 9.2    -  Repairs to be Made by Tenant
Section 9.3    -  Alterations by Tenant
Section 9.4    -  Changes and Additions to Shopping Center and
                   Development Area
Section 9.5    -  Roof, Walls and Interior of Premises

ARTICLE X      COMMON AREAS..................................     15
Section 10.1   -  Use of Common Areas
Section 10.2   -  Management and Operation of Common Areas
Section 10.3   -  Employee Parking Areas
Section 10.4   -  Tenant to Pay Proportionate Share of
                   Landlord's Operating Costs
Section 10.5   -  Landlord's Operating Costs Defined

ARTICLE XI     PROMOTION AND ADVERTISING.....................     16
Section 11.1   -  Promotion Fund; Program
Section 11.2   -  Tenant's Contribution to Promotion Fund

ARTICLE XII    UTILITIES.....................................     17
Section 12.1   -  Water, Electricity, Telephone and Sanitary
                   Sewer
Section 12.2   -  Fire Protection Sprinkler System
Section 12.3   -  Discontinuance and Interruptions of Utility
                   Services


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ITEM                                                            PAGE
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

ARTICLE XIII    INDEMNITY AND INSURANCE..........................   18
Section 13.1    -  Indemnities
Section 13.2    -  Landlord Not Responsible for Acts of Others
Section 13.3    -  Tenant's Insurance
Section 13.4    -  Tenant's Contractor's Insurance
Section 13.5    -  Policy Requirements
Section 13.6    -  Increase in Insurance Premiums
Section 13.7    -  Waiver of Right of Recovery
Section 13.8    -  Tenant to Pay Proportionate Share of Insurance
                    Costs

ARTICLE XIV     DAMAGE AND DESTRUCTION...........................    19
Section 14.1    -  Obligations to Repair and Reconstruct
Section 14.2    -  Landlord's Option to Terminate Lease

ARTICLE XV      CONDEMNATION......................................   20
Section 15.1    -  Effect of Taking
Section 15.2    -  Condemnation Awards

ARTICLE XVI     ASSIGNMENT AND SUBLETTING.........................   21
Section 16.1    -  Landlord's Consent Required
Section 16.2    -  Transfer of Corporate Shares
Section 16.3    -  Acceptance of Rent from Transferee

ARTICLE XVII    DEFAULT...........................................   21
Section 17.1    -  Event of Default Defined
Section 17.2    -  Remedies
Section 17.3    -  Damages

ARTICLE XVIII   SUBORDINATION AND ATTORNMENT......................   23
Section 18.1    -  Subordination
Section 18.2    -  Mortgagee's Unilateral Subordination
Section 18.3    -  Attornment

ARTICLE XIX     NOTICES...........................................   23
Section 19.1    -  Sending of Notices
Section 19.2    -  Notice to Mortgagees

ARTICLE XX      BANKRUPTCY OR INSOLVENCY..........................   24
Section 20.1    -  Tenant's Interest Not Transferable
Section 20.2    -  Termination
Section 20.3    -  Tenant's Obligations to Avoid Creditors'
                    Proceedings
Section 20.4    -  Rights and Obligations Under the
                    Bankruptcy Code

ARTICLE XXI     MISCELLANEOUS.....................................   25
Section 21.1    -  Parties' Option to Terminate Lease
Section 21.2    -  Estoppel Certificates
Section 21.3    -  Inspections by Landlord
Section 21.4    -  Memorandum of Lease
Section 21.5    -  Remedies Cumulative
Section 21.6    -  Successors and Assigns
Section 21.7    -  Compliance with Laws and Regulations
Section 21.8    -  Captions and Headings
Section 21.9    -  Joint and Several Liability
Section 21.10   -  Broker's Commission
Section 21.11   -  No Discrimination
Section 21.12   -  No Joint Venture
Section 21.13   -  No Option
Section 21.14   -  No Modification
Section 21.15   -  Severability
Section 21.16   -  Third Party Beneficiary
Section 21.17   -  Corporate, Partnership Tenants
Section 21.18   -  Applicable Law
Section 21.19   -  Performance of Landlord's Obligations
                    by Mortgagee
Section 21.20   -  Waiver of Counterclaims and Trial by Jury
Section 21.21   -  Exculpation
Section 21.22   -  Security Interest
Section 21.23   -  Survival
Section 21.24   -  Additional Rent
Section 21.25   -  Financial Statement

Rider to Lease Agreement

Schedule "A"    -  Drawing Showing Location of Landlord's Building
Schedule "A2"   -  Drawing Showing Location of the Premises
Schedule "B"    -  Description of Landlord's Work and Tenant's Work
Schedule "C"    -  Design Criteria for Tenant Improvements
Schedule "D"    -  Form of Estoppel Certificate
Schedule "E"    -  Agreement of Subordination, Non-Disturbance and
                    Attornment

ASHWORTH.LSE
04/28/95

                                LEASE AGREEMENT

     This Lease Agreement ("Lease") made as of the Effective Date (as hereafter defined), by ARIZONA FACTORY SHOPS PARTNERSHIP, an Arizona general partnership ("Landlord"), and ASHWORTH STORE I, INC., a Delaware corporation ("Tenant").

                                  WITNESSETH:

     THAT FOR AND IN CONSIDERATION of the mutual covenants and agreements herein contained, the parties hereto do hereby covenant and agree as follows:

                                   ARTICLE I

                          DEFINITIONS AND ATTACHMENTS

     Section 1.1 Certain Defined Terms. As used herein, the terms set forth below shall have the meanings indicated. Other terms are defined elsewhere in this Lease.

     A. "DEVELOPMENT AREA" means all those certain parcels of land, situated in New River, County of Maricopa, State of Arizona, owned, leased or operated by Landlord, or by any affiliate of Landlord, as a part of or in support of the Shopping Center.

     B. "SHOPPING CENTER" means the retail shopping center development located Northwest of the intersection of Interstate 17 and Desert Hills Road, New River, Arizona, and known as Arizona Factory Shops.

     C. "LANDLORD'S BUILDING" means the structure constructed or to be constructed by Landlord in the location shown on Schedule "A", as the same may be altered, reduced, expanded or replaced from time to time.

     D. "EXPANSION" means each expansion of the Shopping Center, following the initial construction of Landlord's Building, whereby the total floor area of the Shopping Center is increased by ten percent (10%) or more of the floor area contained in the Shopping Center as initially constructed.

     E. "LANDLORD'S FLOOR AREA" means the aggregate number of square feet of leasable floor area in Landlord's Building, excluding Common Areas, mezzanine areas, areas used for management and promotion offices, areas used for governmental facilities and, at Landlord's option, excluding any area of more than 20,000 square feet leased to a single tenant ("Major Tenant").

     F. "TENANT'S FLOOR AREA" means that portion of Landlord's Floor Area which constitutes the Premises, as measured in accordance with Section 2.2.

     G. "COMMON AREAS" means those areas, improvements and facilities which may from time to time be furnished, operated, or managed by Landlord, or by any designee of Landlord, in or near the Development Area for the nonexclusive general common use of tenants and other occupants of the Shopping Center, their officers, agents, employees and customers.

     H.  "DEFAULT RATE" means an annual rate of interest equal to the lesser of
         (i) the maximum rate of interest for which Tenant may lawfully contract in the State in which the Shopping Center is situate, or (ii) 18%.

     I. "GRAND OPENING DATE" means the date and time designated from time to time by Landlord for the initial opening for business of the Shopping Center.

     J. "PREMISES" means the portion of Landlord's Building depicted on Schedule "A-2" having the following approximate dimensions: Width: irregular; Depth: irregular; Floor Area: 4,070 SQUARE FEET (the "Approximate Floor Area"). The actual dimensions of the floor area of the Premises shall be determined by measurement pursuant to Section
         2.2. For purposes of Sections 5.3 through 5.7 only, the term "Premises" shall include, in addition to the premises referred to above, the premises at which each Competing Business is conducted.

     K. "PERMITTED USE" means the sale at discount of Ashworth brand men's and women's sportswear, accessories and other merchandise manufactured by Ashworth, Inc.

     L.  "ADVANCE RENTAL" Intentionally omitted.

     M. "PROMOTION FUND CONTRIBUTION" means the sum of Two Dollars ($2.00) multiplied by the number of square feet contained in Tenant's Floor Area.

     N. "TENANT NOTICE ADDRESS" means 2791 Loker Avenue West, Carlsbad, CA 92008, and telecopier number (619) 438-9107, Attention: General Counsel "TENANT BILLING ADDRESS" means 2791 Loker Avenue West, Carlsbad, CA 92008.

     O.  "TENANT TRADE NAME" means ASHWORTH FACTORY STORE.

     P. "OPENING CONTRIBUTION" means the sum of Two Dollars ($2.00) multiplied by the number of square feet contained in Tenant's Floor Area. See
         Section 11.2.

         "EXPANSION CONTRIBUTION" means the sum of One Dollar ($1.00) multiplied by the number of square feet contained in Tenant's Floor Area.

     Q. "SPRINKLER CONTRIBUTION RATE" means the sum of Twenty Cents ($0.20) multiplied by the number of square feet contained in Tenant's Floor Area. See Section 12.2.

     R. "TERM" means a period of FIVE (5) YEARS plus the length of time from the date hereof to the Rental Commencement Date, commencing and ending as provided in Section 3.1.

     S. "ANNUAL BASIC RENTAL" means a sum equal to the product of the following applicable figure multiplied in each case by the number of square feet contained in Tenant's Floor Area.


                        RENTAL YEARS 1-2    $16.00
                        RENTAL YEAR  3      $17.00
                        RENTAL YEARS 4-5    $18.00

     T. "ANNUAL PERCENTAGE RENTAL" means a sum equal to FOUR PERCENT (4%) (the "Percentage") of the amount by which annual Gross Sales exceed the product of TWO HUNDRED FIFTY DOLLARS ($250.00) multiplied by the number of square feet contained in Tenant's Floor Area. The product of these items is hereinafter sometimes referred to as Tenant's "Breakpoint".

     U. "RIDER" means the "Rider to Lease", if any, attached following the execution pages of this Lease Agreement, the terms of which shall be fully incorporated into this Lease. The words "this Lease" shall include this Lease Agreement, the Rider and all exhibits and schedules attached hereto and thereto.

     V. "RENTAL COMMENCEMENT DATE" means the earlier of (a) the first day on which the Premises are Ready for Occupancy or (b) Tenant's opening of its business in the Premises.

     W. "COMPETING BUSINESS" means each business in which Tenant or any Associate of Tenant has any ownership, participation, or financial interest, directly or indirectly, whether as a stockholder, partner, co-venturer, lender, manager, contractor, employee, consultant, agent or otherwise, and which business (i) is in competition with or similar to the business conducted by Tenant at the Shopping Center, and (ii) is located in a factory outlet center located within a distance of thirty
         (30) miles from that point in the outermost boundary of the Shopping Center which is closest to the premises at which such similar or competing business is conducted. The term "Competing Business" shall not apply to any business described in the foregoing sentence which is open and in operation as of the date of this Lease.

     X. "LANDLORD'S WORK" means the work to be performed by Landlord pursuant to the Work Schedules to complete the Premises.

     Y. "TENANT'S WORK" means the work to be performed by Tenant pursuant to the Work Schedules to complete the Premises.

     Z.  "METROPOLITAN AREA" means the Phoenix, Arizona, metropolitan area.

         AA. "ASSOCIATE OF TENANT" means any natural person, firm, corporation, association or other entity which has any ownership, participation or other financial interest in Tenant or in which Tenant has any ownership, participation or other financial interest, including, but not limited to, any stockholder, officer, director or partner of Tenant, any subsidiary or parent corporation of Tenant, any person or entity controlling, controlled by or under common control with Tenant, and any franchisor or franchisee of Tenant.

         BB. "OPERATING HOURS" means (i) the hours from 9:00 a.m. until 9:00 p.m., Monday through Saturday, and from 12:00 p.m. until 6:00 p.m. Sunday, except Thanksgiving Day and Christmas Day, or (ii) such other hours of operation as may from time to time be required by Landlord and approved by tenants and occupants of fifty percent (50%) or more of Landlord's Floor Area.

         CC. "PROPORTIONATE SHARE" means, with respect to Taxes and Landlord's Operating Costs and Landlord's insurance costs, an amount equal to
              (i) the total amount of the item in question, multiplied by (ii) a fraction, the numerator of which is the total number of square feet contained in Tenant's Floor Area, and the denominator of which is the total number of square feet contained in Landlord's Floor Area.

         DD.  "STATE" means the state in which the Development Area is located.

         EE. "PLANS" means the plans and specifications for completion of the improvements to the Premises to be prepared by Tenant in accordance with Tenant's obligations under the Work Schedules and revised as required by Landlord. Upon any final approval by Landlord of such Plans, the term "Plans" shall mean the Plans in the form so approved.

         FF. "SUBMISSION DATE" means the date by which Tenant is required to submit its initial Plans to Landlord which shall be the date FORTY-FIVE (45) DAYS following the date hereof.

         GG. "OPERATING YEAR" means each twelve (12) consecutive month period or portion thereof occurring during the Term designated by Landlord with respect to which Landlord estimates, bills to tenants and determines annual Landlord's Operating Costs.

         HH. "PROMOTION YEAR" means the period of twelve (12) consecutive months following the Grand Opening Date and each successive twelve
              (12) month period or portion thereof occurring during the Term.

         II. "TAX YEAR" means each twelve (12) month period (deemed, for the purpose of Article VI, to have 365 days) established as the real estate tax year by the taxing authorities having lawful jurisdiction over the Development Area. In the event of varying tax years being utilized by multiple taxing authorities, Landlord shall be entitled to select the period to be used as the Tax Year.

         JJ. "LAWS" means all federal, state and local common law, statutes, rules, codes, ordinances and regulations, and all rulings and orders of all federal, state and local courts and other governmental agencies and authorities.

         KK. "ADJUSTMENT" means the adjustment between Landlord and Tenant of any overpayment or deficiency in payment by Tenant of Annual Percentage Rental or of Tenant's Proportionate Share of Taxes or of Landlord's Operating Costs or of Landlord's insurance costs. Any required Adjustment shall be made, as the case may be, by (i) Tenant's payment to Landlord of any deficiency, or (ii) by Landlord's crediting to Tenant's account any overpayment or, if such Adjustment is made at the end of the Term, Landlord's reimbursement to Tenant of such overpayment less any amounts due from Tenant.

         LL. "LANDLORD NOTICE ADDRESS" means "Arizona Factory Shops Partnership c/o Prime Retail, L.P., 100 East Pratt Street, Baltimore, Maryland 21202, Attn: Office of the General Counsel, telecopier number
              (410) 234-1761.

         MM. "EFFECTIVE DATE" means the latest date appearing immediately under the signature of either Landlord or Tenant at the end of this Lease, which Effective Date shall be the date this Lease is made and shall be the first day of the Term. The words "the date hereof", "the date of this Lease", or words of similar import referring to the date on which this Lease is made shall mean the Effective Date.

         NN. "WORK SCHEDULES" means, collectively, Schedules "B" and "C" referred to in Section 1.2, including all modifications and amendments thereto agreed to by Landlord and Tenant in writing and all drawings and documents prepared pursuant thereto.

         OO. "RENTAL YEAR" means each twelve (12) consecutive calendar month period or portion thereof occurring during the Term with respect to which Annual Basic Rental and Annual Percentage Rental are payable, provided that the first Rental Year shall commence on the Rental Commencement Date and shall end at the close of the twelfth
              (12th) full calendar month following the Rental Commencement Date.

         PP. "FORCE MAJEURE" means any labor dispute, Act of God, war, riot, unavailability of services or materials, governmental action or other occurrence beyond the reasonable control of Landlord or Tenant, as the case may be, which delays such parties performance of any of its obligations under this Lease. Except where this Lease states expressly that performance by either party of a specific obligation is subject to delay by Force Majeure, timely performance by such party of its obligations shall not be subject to any Force Majeure.

         QQ. "MORTGAGE" means any lease of land and/or buildings affecting the Premises, and any mortgage, deed of trust or other security interest affecting the Premises, whether in existence on the date hereof or created hereafter.

         RR. "MORTGAGEE" means the party or parties having the benefit of any Mortgage, whether as lessor, mortgagee, trustee, beneficiary, noteholder or otherwise.

         SS. "CONSUMER PRICE INDEX" means the Consumer Price Index, which is presently announced monthly by the Bureau of Labor Statistics, U.S. Department of Labor, and which index is computed on a base period index of 1982-84 = 100. This index is the overall summary Consumer Price Index entitled "All Items." In the event that the Bureau of Labor Statistics changes the base period index for its summary Consumer Price Index (now 1982-84 = 100), the parties agree to continue to use the 1982-84 = 100 base period index if the Bureau of Labor Statistics continues to announce a consumer price index based on the present base period index as well as a later base period index. In any event, the base used by any new index, or as revised on the existing index, shall be reconciled to the 1982-84 base period index. If the Consumer Price Index shall no longer be published by the Bureau of Labor Statistics, then another index generally recognized as authoritative shall be substituted by Landlord. If and to the extent this Lease expressly provides that Annual Basic Rental, Annual Percentage Rental, Additional Rental, or any item constituting part of any of the foregoing, is to be adjusted for changes in the Consumer Price Index (any item subject to such adjustment being herein referred to as an "Adjustment Item") such adjustment shall be made as follows. The amount of the Adjustment Item shall be adjusted, as of the beginning of each year for which the adjustment is to be made ("Adjustment Year"), to equal the amount which is the greater of (a) the amount of such Adjustment Item for the year immediately preceding the Adjustment Year, or (b) the product obtained by multiplying (i) the amount of such Adjustment Item for the year immediately preceding the Adjustment Year by (ii) a fraction, the numerator of which is the Current Consumer Price Index and the denominator of which is the Prior Year Consumer Price Index. As used herein, (A) the term "Current Consumer Price Index" means the Consumer Price Index published for the calendar month immediately preceding the calendar month in which the subject Adjustment Year commences, and (B) the term "Prior Year Consumer Price Index" means the Consumer Price Index published for the calendar month immediately preceding the calendar month in which the year immediately preceding the subject Adjustment Year commenced. In each case, if the Consumer Price Index is not published for any calendar month referred to above, then the Consumer Price Index published for the calendar month closest thereto shall apply.

     Section 1.2 Attachments. The following documents are attached hereto, and such documents, as well as all drawings and documents prepared pursuant thereto, shall be deemed to be a part hereof: SCHEDULE "A" - Drawing Showing Location of Landlord's Building; SCHEDULE "A2" - Drawing Showing Location of the Premises; SCHEDULE "B" - Description of Landlord's Work and Tenant's Work; SCHEDULE "C" - Design Criteria for Tenant Improvements; SCHEDULE "D" - Form of Estoppel Certificate; and SCHEDULE "E" - Agreement of Subordination, Non-Disturbance and Attornment.

                                   ARTICLE II

                                    PREMISES

     Section 2.1 Demised Premises; Quiet Enjoyment. Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the Premises for the Term and at the Rental hereinafter described. Landlord warrants that so long as Tenant is not in default hereunder, Tenant shall have peaceful and quiet use and possession of the Premises, subject to the terms and conditions of this Lease, any Mortgage, and all matters of record or other agreements to which this Lease is or may hereafter be subordinated.

     Section 2.2 Measurement of Premises. On or before the Rental Commencement Date, Landlord shall measure the Premises in the manner hereafter provided and shall give Tenant notice of the Floor Area so determined. The Premises shall be measured (a) with respect to the front and rear width thereof, from the center of the demising wall of the adjacent tenant premises, or, if not adjoining any other tenant premises, from the exterior face of the adjacent exterior or corridor wall, and (b) with respect to the depth thereof, from the front lease line (as designated on the Lease Outline Drawings to be prepared by the Landlord pursuant to the Work Schedules) to the center of the demising wall of the adjacent tenant premises, or, if not adjoining any other tenant premises on the rear wall, to the exterior face of the rear exterior wall, or corridor wall; and in no case shall there be any deduction for columns or other structural elements or mechanical systems (including equipment and related duct work) within any tenant's premises. Tenant may request that Landlord's architect or engineer re-measure the Premises and certify the same to the parties. If, after Tenant's request for re-measurement, the revised Floor Area pursuant to such re-measurement is less than the Floor Area as originally measured by Landlord, then Landlord shall pay the cost of the re-measurement. If said revised Floor Area is equal to or greater than the Floor Area as originally measured by Landlord, then Tenant shall pay for the cost of re-measurement or shall reimburse Landlord for same, as the case may be. The Floor Area, as determined by Landlord, shall be deemed to be Tenant's Floor Area for all purposes of this Lease and shall be binding on the parties. Landlord warrants that Tenant's Floor Area determined by measurement pursuant to this Section shall be within ten percent (10%) of the Approximate Floor Area.

                                  ARTICLE III

                                      TERM

     Section 3.1 Term. The Term of this Lease shall commence on the date hereof, and shall be for the number of years set forth under the definition of "Term," plus the length of time from the date hereof to the Rental Commencement Date. In the event this Lease has at any time been renewed, the word "Term" shall include, collectively, the period referred to in the preceding sentence and the period of any such renewal, the words "Initial Term" shall mean the period referred to in the preceding sentence, and the words "Renewal Term" shall mean the period of the renewal. Unless this Lease expressly grants any renewal right to Tenant, Tenant shall have no right to renew this Lease beyond the Term referred to in the first sentence of this Section. Landlord and Tenant agree, upon demand of the other, to execute a declaration certifying the Rental Commencement Date and the termination date of the Term as soon as the Rental Commencement Date has been determined.

     Section 3.2 Expiration. This Lease shall expire at the end of the Term without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant hereby waives notice to vacate or quit the Premises and agrees that Landlord shall be entitled to the benefit of all Laws respecting the summary recovery of possession of the Premises from a tenant holding over to the same extent as if statutory notice had been given. For the period of three (3) months prior to the expiration of the Term, Landlord shall have the right to display on the exterior of the Premises a "For Rent" sign (not to exceed one foot by one foot in size) and during such period Landlord may show the Premises and all parts thereof to prospective tenants during normal business hours.

     Section 3.3 Holding Over. If Tenant does not surrender the Premises at the end of the Term, the tenancy under this Lease shall become week-to-week upon all the terms and conditions contained in this Lease, except that all Rental shall be at a rate twice the Rental in effect during the last month of the Term. Such tenancy shall be terminable by either party on seven
(7) days' written notice to the other party.

     For a period of sixty (60) days following the Termination Date, provided Landlord and Tenant are engaged in good faith negotiations for a renewal or extension of this Lease, the provisions of this Section 3.3. shall be waived with regard to the change in the terms regarding the payment of Rental, and during such 60-day period, Tenant shall continue to pay the Rental which was due and payable under the Lease at the end of the Term.

                                   ARTICLE IV

                                      USE

     Section 4.1 Prompt Occupancy and Use. Tenant shall occupy the Premises from and after the Rental Commencement Date and thereafter will continuously use the Premises for the Permitted Use and for no other purpose whatsoever. Tenant will sell all merchandise from the Premises at discount prices that are at least thirty percent (30%) less than the Manufacturer's Suggested Retail Price.

     Section 4.2 Storage and Office Areas. Tenant shall use no more than ten percent (10%) of Tenant's Floor Area for storage and office purposes.

     Section 4.3 Tenant's Trade Name. Tenant shall conduct business in the Premises only in Tenant's Trade Name.

     Section 4.4 Operating Hours. Tenant shall cause its business to be conducted and operated in such manner as shall assure the transaction of a maximum volume of business at the Premises. The continuous occupancy and use of the Premises by Tenant is of the essence to this Lease. Tenant shall cause the Premises to be open daily for business during all Operating Hours. If Tenant shall fail to cause its business to be operated during the hours required by the preceding sentence, or as otherwise required by Landlord, in addition to any other remedy available to Landlord under this Lease, Tenant shall pay to Landlord, as liquidated damages for such breach, a sum equal to One Hundred Dollars ($100.00) for each hour or portion thereof during which Tenant shall fail to so operate. If Tenant requests Landlord's approval of the operation of the Premises for periods differing from the Operating Hours, and if Landlord approves such request, Tenant shall pay for all additional costs reasonably incurred by Landlord in connection with Tenant's operation of the Premises during such different hours.

                                   ARTICLE V

                                     RENTAL

     Section 5.1 Rentals Payable. Tenant covenants and agrees to pay to Landlord as rental ("Rental") for the Premises, the sum of the following: (a) Annual Basic Rental; (b) Annual Percentage Rental; (c) all additional sums, charges or amounts of whatever nature which Tenant is required to pay to Landlord in accordance with the provisions of this Lease, whether or not such sums, charges or amounts are referred to as additional rental (collectively referred to as "Additional Rental"); and (d) all sales tax imposed on payments due Landlord under this Lease, should any governmental taxing authority levy, assess or impose any tax, excise or assessment (other than income or franchise tax) upon or against the rentals payable by Tenant to Landlord, either by way of substitution for or in addition to any existing tax on land, buildings or otherwise. Tenant shall be responsible for and shall pay any tax, excise or assessment or shall reimburse the Landlord for the amount thereof, as the case may be. Annual Basic Rental and Tenant's Breakpoint shall be reduced proportionately for any Rental Year of less than twelve (12) calendar months. Subsequent to the date that Tenant initially opens for business in the Premises, Tenant's Breakpoint shall be reduced by one-three hundred sixtieth (1/360th) for each day or portion thereof that Tenant does not operate its business in the Premises pursuant to Article IV.

     Section 5.2 Annual Basic Rental. Annual Basic Rental shall be payable, beginning on the Rental Commencement Date, in equal monthly installments in advance on the first day of each full calendar month during the Term. The first such payment shall include also any prorated Annual Basic Rental for the period from the Rental Commencement Date to the last day of the month immediately prior to the first full calendar month after the Rental Commencement Date.

     Section 5.3 Annual Percentage Rental. Tenant shall be under no obligation to make any payments of Annual Percentage Rental in any Rental Year until Tenant has achieved the Breakpoint set forth in Section 1.1.T. of this Lease for that Rental Year. Upon achieving such Breakpoint in any Rental Year, Tenant shall thereupon make monthly payments of Annual Percentage Rental payable on or before the fifteenth (15th) day following the close of each full calendar month during the term, Based on Gross Sales for such period. Monthly payments of Annual Percentage Rental shall be calculated by multiplying the amount of Gross Sales for the month in question by the percentage specified in
Section 1.1.T., the first such payment to include also any prorated Annual Percentage Rental for the period from the date Tenant's Gross Sales reach the Breakpoint set forth in Section 1.1.T. to the first day of the next full calendar month in the Term. If necessary, as soon as practicable after the end of each Rental year, the Annual Percentage Rental paid or payable for such Rental Year shall be adjusted between Landlord and Tenant, each party hereby agreeing to make such adjustment and to pay to the other, on demand, such amount as may be necessary to effect adjustment to the agreed Annual Percentage Rental.

     Section 5.4 "Gross Sales" Defined. "Gross Sales" means the actual sales prices of all goods, wares and merchandise sold, leased, licensed or delivered and the actual charges for all services performed by Tenant or by any subtenant, licensee or concessionaire in, at, from, or arising out of the use of the Premises, whether for wholesale, retail, cash or credit, or otherwise, without reserve or deduction for inability or failure to collect. Gross Sales shall include, without limitation, sales and services (a) where the orders therefor originate in, at, from, or arising out of the use of the Premises, whether delivery or performance is made from the Premises or from some other place; (b) made or performed by mail, telephone, telecopy, telegraph or other form of order; (c) made or performed by means of mechanical or other vending devices in the Premises; (d) which Tenant or any subtenant, licensee, concessionaire or other person in the normal and customary course of its business, would credit or attribute to its operations at the Premises or any part thereof. Any deposit not refunded shall be included in Gross Sales. Each installment or credit sale shall be treated as a sale for the full price in the month during which such sale is made, regardless of whether or when Tenant receives payment therefor.
No franchise or capital stock tax and no income or similar tax based on income or profits shall be deducted from Gross Sales.

     The following shall not be included in Gross Sales: (i) any exchange of merchandise between stores of Tenant where such exchange is made solely for the convenient operation of Tenant's business and not for the purpose of consummating a sale made in, at, or from the Premises, or for the purpose of depriving Landlord of the benefit of a sale made in, at, or from the Premises, or for the purposes of depriving Landlord of the benefit of a sale which would otherwise be made in or at the Premises; (ii) returns to shippers or manufacturers; (iii) cash or credit refunds to customers or transactions (not to exceed the actual selling price of the item returned), otherwise included in Gross Sales; (iv) sales of trade fixtures, machinery and equipment after use thereof in the conduct of Tenant's business; (v) amounts collected and paid by Tenant to any government for any sales or excise tax; and (vi) the amount of any discount on sales to bona fide employees of Tenant employed at the Premises.

     Section 5.5 Statements of Gross Sales. Within fifteen (15) days after the close of each calendar month of the Term, beginning with the first full calendar month after the Rental Commencement Date, Tenant shall deliver to Landlord a written report signed by Tenant or by an authorized officer or agent of Tenant, certifying the Gross Sales made in such calendar month.

     Within sixty (60) days after the close of each Rental Year and after the termination of the Lease, Tenant shall deliver to Landlord a statement of Gross Sales for the preceding Rental Year which shall reflect all Gross Sales for such Rental Year. The annual statement shall be accompanied by the signed certificate of the chief financial officer of Tenant stating that: (i) he has examined the report of Gross Sales for such Rental Year; (ii) his examination included such tests of Tenant's books and records as necessary or appropriate under the circumstances to account for all Gross Sales; (iii) such report presents accurately and completely all Gross Sales for such Rental Year; and
(iv) the Gross Sales as so reported conform with and are computed in compliance with the definition of Gross Sales contained in Section 5.4 hereof. Such annual report and accompanying certification are hereinafter referred to as the "Annual Certified Statement."

     If Tenant fails to timely deliver the Annual Certified Statement to Landlord for any Rental Year, Landlord may elect either to exercise its rights under Section 5.6(b), or to estimate Tenant's annual Gross Sales for such Rental Year. In making such estimate Landlord may take into account such factors as Landlord deems relevant, provided that in any event Landlord may base its estimate on the average monthly Gross Sales as reported by Tenant for the twelve
(12) month period immediately preceding such estimate, or determined by prior examination under Section 5.6(b). Landlord's estimate shall be binding on Tenant and determinative of annual Gross Sales and Annual Percentage Rental due for the Rental Year in question.

     Section 5.6 Tenant's Records; Examination. (a) For the purpose of permitting verification by Landlord of any amounts due as Rental, Tenant will
(i) cause the business upon the Premises to be operated so that a duplicate sales slip, invoice or non-resettable cash register receipt, serially numbered, or such other device for recording sales as Landlord approves, shall be issued with each sale or transaction, whether for cash, credit or exchange; and (ii) keep and preserve, at the Tenant Notice Address, for at least three (3) years after each Rental Year, a general ledger, receipt and disbursement journals, and such sales records and other supporting documentation, together with original or duplicate books and records, which shall disclose all information required to determine Gross Sales.

     (b) At any time and from time to time after five (5) days notice to Tenant, Landlord or any Mortgagee, their agents and accountants shall have the right to examine any and all of Tenant's books and records relating to Gross Sales and operations at the Premises. If such examination reveals that the Gross Sales reported by Tenant for any period was less than Tenant's actual Gross Sales for such period, Tenant shall pay to Landlord within ten (10) days after demand any deficiency in Annual Percentage Rental together with interest at the Default Rate from the date such portion of Annual Percentage Rental was due. Furthermore, if the examination reveals that actual Gross Sales for any period vary by more than three percent (3%) from the Gross Sales reported by Tenant for such period, or if in the judgment of Landlord Tenant's records are inadequate to accurately and completely reflect Gross Sales, then (i) Landlord may estimate Tenant's Gross Sales, in the manner provided in Section 5.5, for any period or periods with respect to which Tenant's records are inadequate and Tenant shall pay within ten (10) days after demand any deficiency in Annual Percentage Rental together with interest at the Default Rate as above provided; (ii) Tenant shall pay within ten (10) days after demand all costs incurred by Landlord in connection with the examination of Tenant's records (provided Tenant shall in any event pay such costs if the examination results from Tenant's failure to timely submit any Annual Certified Statement); and (iii) within fifteen (15) days after notice from Landlord, Tenant shall demonstrate to Landlord's absolute satisfaction that it has implemented a record keeping system adequate to reflect and to permit Landlord to verify Gross Sales. Notwithstanding anything herein to the contrary, if Landlord reasonably determines that any deficiency in Tenant's records or discrepancies in Gross Sales reported by Tenant is a result of any bad faith by Tenant, or if Tenant fails to timely deliver its monthly statement of Gross Sales on more than five (5) occasions during the Term, or fails to timely deliver its Annual Certified Statement on more than two (2) occasions during the Term, Landlord shall have the right immediately to declare an Event of Default.

     Section 5.7 Payment of Rental. Tenant shall pay all Rental to Landlord when due and payable, without any setoff, deduction or prior demand therefor whatsoever. If Tenant shall fail to pay any Rental within seven (7) days after notice from Landlord of such failure, Tenant shall be obligated to pay a late charge equal to the greater of One Hundred Dollars ($100.00) or five percent (5%) of any Rental payment not paid when due to reimburse Landlord for its additional administrative costs. In addition, any Rental which is not paid within seven (7) days after the same is due shall bear interest at the Default Rate from the first day due until paid. All Additional Rental which shall be due shall be payable, unless otherwise provided herein, with the next installment of Annual Basic Rental.

     Rental, reports and statements required of Tenant shall be paid and delivered to Landlord at the management office of Landlord in the Shopping Center or at such other place as Landlord may from time to time designate in a notice to Tenant. Any payment by Tenant or acceptance by Landlord of Rental in a lesser amount than due shall be treated as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant. If on more than one (1) occasion during the Term any check for Rental shall not be honored by the bank on which it is drawn, Landlord may thereafter require that all future payments from Tenant be made by certified check.

     Section 5.8  Advance Rental.  Intentionally Omitted.

     Section 5.9 Competing Business. Upon the opening for business of a Competing Business as described in Section 1.1.W., Landlord or Landlord's authorized representative or agent shall have the right at all reasonable times during the Term and for a period of at least two (2) years after the expiration of the Term, to inspect, audit, copy and/or make extracts of the books, source documents, records and accounts pertaining to such other Competing Business, in accordance with the provisions of Section 5.6., for the purpose of determining or verifying any Rental due Landlord pursuant to Section 5.3. Moreover, in the event Tenant fails to supply to Landlord sales records with respect to any such Competing Business, Landlord shall have the right to estimate the sales for such Competing Business based upon Tenant's Gross Sales in the Premises, and the additional Annual Percentage Rental generated from the inclusion of such estimated sales in Tenant's Gross Sales shall be deemed Rental to be paid by Tenant in accordance with the provisions of Section 5.3.

                                   ARTICLE VI

                                     TAXES

     Section 6.1 Tenant to Pay Proportionate Share of Taxes. Tenant shall pay for each Tax Year during the Term, as Additional Rental, its Proportionate Share of all Taxes. "Taxes" means, collectively, all real estate taxes, ad valorem taxes and assessments, general and special assessments, taxes on real estate rental receipts, taxes on Landlord's gross receipts, or any other tax imposed upon or levied against real estate or upon owners of real estate as such rather than persons generally, including taxes imposed on leasehold improvements which are assessed against Landlord, payable with respect to or allocable to the Shopping Center, including all land, Landlord's Building, and all other buildings and improvements situated thereon, together with the reasonable cost (including reasonable fees of attorneys, consultants and appraisers) of any negotiation, contest or appeal pursued by Landlord in an effort to reduce any such tax, assessment or charge, and all of Landlord's reasonable administrative costs in relation to the foregoing. For the Tax Year in which the Term commences or terminates, the provisions of this Section shall apply, but Tenant's Proportionate Share of Taxes for such year shall be subject to a pro rata adjustment based upon the number of days of such Tax Year falling within the Term.

     Section 6.2 Payment of Proportionate Share of Taxes. Tenant's Proportionate Share of Taxes shall be paid by Tenant in equal monthly installments in such amounts as are estimated and billed for each Tax Year by Landlord, each such installment being due on the first day of each calendar month. At any time during a Tax Year, Landlord may re-estimate Tenant's Proportionate Share of Taxes and adjust Tenant's monthly installments payable thereafter during the Tax Year to reflect more accurately Tenant's Proportionate Share of Taxes as re-estimated by Landlord. Within one hundred twenty (120) days after Landlord's receipt of tax bills for each Tax Year with respect to which no Abatement was in effect, Landlord will deliver to Tenant a statement of the amount of Taxes with respect to such Tax Year and the amount of Tenant's Proportionate Share thereof. Any overpayment or deficiency in Tenant's payment of its Proportionate Share of Taxes for such Tax Year shall be Adjusted within thirty (30) days after Tenant's receipt of such statement. If Landlord fails to make, within the period indicated above, the appropriate adjustment with respect to any overpayment by Tenant, then the amount owed Tenant shall accrue interest at the same rate as the Default Rate until properly credited to Tenant's account. The failure of the Landlord to provide such certification within the time prescribed above shall not relieve Tenant of any of its obligations hereunder.

     Upon reasonable notice, Landlord shall make available for Tenant's inspection (which inspection shall be at Tenant's sole cost and expense and shall only be performed once per Rental Year) at the management office in the Shopping Center, during normal business hours, Landlord's records relating to Taxes for the preceding twelve (12) month period.

     Section 6.3 Other Taxes Payable by Tenant. In addition to Tenant's Proportionate Share of Taxes, Tenant shall pay, prior to the time the same become delinquent, to the appropriate taxing authority, any and all sales, excise and other taxes levied, imposed or assessed with respect to the operation of Tenant's business and with respect to its inventory, furniture, trade fixtures, apparatus, equipment, and all leasehold improvements installed by Tenant or by Landlord on behalf of Tenant (except to the extent such leasehold improvements shall be covered by Taxes referred to in Section 6.1) and any other property of Tenant.

                                  ARTICLE VII

                                  IMPROVEMENTS

     Section 7.1 Landlord's Improvements. Upon final approval of Tenant's Plans as hereafter provided, and subject to delays due to any Force Majeure, Landlord will, as promptly as reasonably possible perform Landlord's Work. Failure of Landlord to complete Landlord's Work within any deadline therefor will not give rise to any claim for damages by Tenant against Landlord or against Landlord's contractor or permit Tenant to rescind or terminate this Lease, except as otherwise provided in Section 21.1.

     Section 7.2 Tenant's Improvements. Not later than the Submission Date, Tenant shall provide Landlord with its initial Plans. Landlord shall promptly review the initial Plans and any revisions thereof and shall notify Tenant of any required changes. If Tenant fails to submit its initial Plans by the Submission Date or fails to submit any revised Plans by the dates required by Landlord or if Landlord reasonably determines that the Plans are so inconsistent with the Schedules as to not permit approval by Landlord, then, in any of such events, if such failure continues for more than ten (10) days after notice from Landlord, Landlord may at its option terminate this Lease by written notice to Tenant in which event this Lease shall terminate as of the date fifteen (15) days after Landlord's notice. No deviation from the final Plans approved by Landlord shall be made by Tenant without Landlord's prior written consent. Approval of the Plans by Landlord shall not constitute the assumption of any responsibility by Landlord or Landlord's architect for their accuracy, efficiency, sufficiency or compliance with any Laws, and Tenant shall be solely responsible for such items.

     Prior to the Rental Commencement Date, Tenant shall, at its sole cost and expense, complete all of Tenant's Work. Tenant will be permitted by Landlord to enter the Premises for the purpose of performing Tenant's Work and for the purpose of installing its fixtures and other equipment, provided Tenant shall have (a) obtained Landlord's written approval of the Plans, (b) deposited with Landlord all policies or certificates of insurance required by this Lease, and
(c) deposited with Landlord all deposits required by the Work Schedules. Tenant's Work shall be conducted so as not to unreasonably interfere with Landlord's construction activities or with the activities and operations of other tenants and occupants of the Shopping Center, and Tenant shall otherwise comply, at its expense, with all other obligations of Tenant under the Work Schedules, and shall perform all other duties and obligations imposed by this Lease.

     Section 7.3 "Ready For Occupancy" Defined. The Premises shall be "Ready for Occupancy" as of the date on which the first of the following shall have occurred: (a) Landlord and Tenant shall have substantially completed all of Landlord's Work and Tenant's Work, respectively, except for final installation of the sprinkler system and the completion of routine "punchlist" items; or (b) thirty (30) calendar days after the date Landlord notifies Tenant that Tenant is authorized to enter the Premises to perform Tenant's Work and to fixture the Premises and otherwise make the Premises ready for the opening of business.

     Section 7.4 Effect of Opening For Business. By opening the Premises for business, Tenant shall be deemed to have accepted the Premises as then constructed and agreed that all of Landlord's Work has been fully performed, except for any written "punchlist" items agreed upon by Landlord and Tenant to be performed after the Rental Commencement Date, except, however, that Landlord shall repair (i) any apparent defect in work performed by Landlord and which is brought to Landlord's attention within thirty (30) days from the date Tenant takes possession of the Premises, and (ii) any latent defect in work performed by Landlord and is brought to Landlord's attention within twelve (12) months from the date Tenant takes possession of the Premises.

     Section 7.5 Mechanic's Liens. No work performed by Tenant pursuant to this Lease, whether in the nature of erection, construction, alteration or repair, shall be deemed to be for the immediate use and benefit of Landlord so that no mechanic's or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Premises. Tenant shall place such contractual provisions as Landlord may request in all contracts and subcontracts for Tenant's improvements assuring Landlord that no mechanic's liens will be asserted against Landlord's interest in the Premises or the property of which the Premises are a part. Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by Tenant or its contractor on or about the Premises. In the event any mechanic's or other lien shall at any time be entered, or any petition or proceeding therefor filed, against the Premises by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished to Tenant or to anyone holding the Premises through or under Tenant, Tenant shall forthwith cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien forthwith to be so discharged or bonded after being notified of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord, including reasonable attorneys' fees incurred by Landlord either in defending against such lien or in procuring the bonding or discharge of such lien, together with interest thereon at the Default Rate, shall be due and payable by Tenant to Landlord as Additional Rental.

     Section 7.6 Tenant's Leasehold Improvements and Trade Fixtures. All leasehold improvements installed in the Premises at any time, whether by or on behalf of Tenant or by or on behalf of Landlord, and all trade fixtures and apparatus installed in the Premises and initially paid for by Landlord, shall not be removed from the Premises at any time, unless such removal is consented to in advance by Landlord; and at the expiration of this Lease (either on the Termination Date or upon such earlier termination as provided in this Lease), all such leasehold improvements and such trade fixtures and apparatus shall be deemed to be part of the Premises, shall not be removed by Tenant when it vacates the Premises, and title thereto shall vest solely in Landlord without payment of any nature to Tenant.

     All trade fixtures and apparatus (as distinguished from leasehold improvements and trade fixtures and apparatus initially paid for by Landlord) paid for by Tenant and installed in the Premises shall remain the property of Tenant and shall be removable at any time, including upon the expiration of the Term; provided that Tenant shall repair any damage to the Premises caused by the removal of said trade fixtures and apparatus and shall restore the Premises to substantially the same condition as existed prior to the installation of said trade fixtures and apparatus.

                                  ARTICLE VIII

                                   OPERATIONS

     Section 8.1 Operations by Tenant. Tenant will at its expense (a) keep the inside and outside of all glass in the doors and windows of the Premises clean;
(b) keep all the walls and interior and exterior store surfaces of the Premises clean; (c) replace promptly any cracked or broken glass of the Premises with glass of like kind and quality; (d) maintain the Premises in a clean, orderly and sanitary condition and free of insect, rodents, vermin and other pests; (e) keep all garbage, trash, rubbish and other refuse in rat-proof containers within the interior of the Premises until removed; (f) deposit such garbage, trash, rubbish and refuse, on a daily basis, in designated receptacles provided by Landlord; (g) keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Premises; (h) light the show windows of the Premises and exterior signs and turn the same off to the extent required by Landlord; (i) maintain sufficient and seasonal inventory and have sufficient number of personnel to maximize sales volume in the Premises; (j) comply with and observe all rules and regulations reasonably established by Landlord from time to time which apply generally to all retail tenants in the Shopping Center; and (k) conduct its business in all respects in a manner consistent with the quality and standards of operation of the Shopping Center as determined by Landlord.

     Tenant will not (1) place or maintain any merchandise, trash, refuse or other articles in any vestibule or entry of the Premises, on the footwalks or corridors adjacent thereto or elsewhere on the exterior of the Premises so as to obstruct any driveway, corridor, footwalk, parking area, mall or any other Common Areas; (m) use or permit the use of any objectionable advertising medium such as, without limitation, loudspeakers, phonographs, public address systems, sound amplifiers, reception of radio or television broadcasts within the Shopping Center, which is in any manner audible or visible outside of the Premises; (n) permit undue accumulations of or burn garbage, trash, rubbish or other refuse within or without the Premises; (o) cause or permit odors, which are in Landlord's opinion objectionable, to emanate or to be dispelled from the Premises; (p) solicit business in the parking area or any other Common Areas;
(q) distribute handbills or other advertising matter to, in or upon any automobiles parked in the parking areas or in any other Common Areas; (r) permit the parking of vehicles so as to unreasonably interfere with the use of any driveway, corridor, footwalk, parking area, mall or other Common Areas; (s) receive or ship articles of any kind outside the designated loading areas for the Premises; (t) use the mall, corridor or any other Common Area adjacent to the Premises for the sale or display of any merchandise or for any other business, occupation or undertaking; (u) conduct or permit to be conducted any auction, fictitious fire sale, going out of business sale, bankruptcy sale, unless directed by a court order, or other similar type of sale in or connected with the Premises (but this provision shall not restrict the absolute freedom of Tenant in determining its own selling prices, nor shall it preclude the conduct of periodic seasonal, promotional or clearance sales); (v) use or permit the use of any portion of the Premises for any unlawful purpose or for any activity of a type which is not generally considered appropriate for regional factory outlet discount centers conducted in accordance with good and generally accepted standards of operations; (w) place a load upon any floor which exceeds the floor load which the floor was designed to carry; (x) operate its heating or air-conditioning in such a manner as to drain from the Common Areas or from the premises of any other tenant or other occupant of the Shopping Center; (y) use or operate any vending devices or machines, video games, or electronic amusement devices or equipment; or (z) sell, distribute, display or offer for sale any roach clip, water pipe, bong, toke, coke spoon, cigarette papers, hypodermic syringe or other paraphernalia commonly used in the ingestion of illicit drugs, or any pornographic, lewd, suggestive, or "adult" newspaper, book, magazine, film, picture, representation or merchandise of any kind.

     Section 8.2 Signs and Advertising. Tenant will not place or suffer to be placed or maintained on the exterior of the Premises any sign, advertising matter or any other thing of any kind, and will not place or maintain any decoration, letter or advertising matter on the glass of any window or door of the Premises unless the same is placed and maintained in accordance with the terms of the Work Schedules. Tenant will, at its sole cost and expense, maintain such sign, decoration, lettering, advertising matter or other thing as may be permitted hereunder in good condition and repair at all times.

     Section 8.3 Painting and Displays by Tenant. Tenant will not paint or decorate any part of the exterior of the Premises, or any part of the interior, without first obtaining Landlord's written approval. Subject to the other provisions of this Section, Landlord shall not unreasonably withhold its consent to any painting or decoration of the interior of the Premises. Tenant will install and maintain at all times, subject to the other provisions of this Section, displays of merchandise in the show windows (if any) of the Premises. All articles, and the arrangement, style, color and general appearance thereof, in the interior of the Premises including, without limitation, window displays, advertising matter, signs, merchandise and store fixtures, shall be in keeping with the character and standards of the Shopping Center, as determined by Landlord. Landlord reserves the right to require Tenant to correct any non-conformity.

     Section 8.4 Trash Service. Tenant shall keep any garbage, trash, rubbish or other refuse in rat-proof containers within the interior of the Premises and shall deposit such garbage, trash, rubbish and refuse, on a daily basis, in designated receptacles and/or compactors provided by Landlord. Landlord shall provide a trash removal service for the Shopping Center from designated receptacles and/or compactors, and, in each Rental Year, Tenant shall reimburse Landlord monthly, as Additional Rental, for all reasonable costs related to Landlord's service to remove trash from the Shopping Center, including the costs of maintaining, repairing and replacing the trash receptacles and compactors.

     Section 8.5 Environmental Matters. (a) For purposes of this Section 8.5, the following terms are defined as follows:

     (i) "Claim" shall mean and include any demand, cause of action, proceeding or suit (a) for damages (actual, consequential or punitive), losses, injuries to person or property, damages to natural resources, fines, penalties, interest, contribution or settlement, or (b) for the costs of site investigations, feasibility studies, information requests, health or risk assessments or Response actions, and (c) for enforcing insurance, contribution or indemnification agreements.

     (ii) "Environmental Law" shall mean and include all federal, state, and local statutes, ordinances, regulations, and rules relating to environmental quality, health, safety, contamination and clean-up, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 70 U.S.C.
 Section 136 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C.
 Section 4321 et seq.; the Noise Control Act, 42 U.S.C. Section 4901 et seq,; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.
 Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq.; the Atomic Energy Act, 42 U.S.C.
 Section 2011 et seq., and the Nuclear Waste Policy Act of 1982, 42 U.S.C.
 Section 10101 et seq.; and state super-lien and environmental clean-up statutes, with implementing regulations and guidelines. Environmental Laws shall also include all state, regional, county, municipal, and other local laws, regulations, and ordinances insofar as they are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials.

     (iii) "Hazardous Materials" shall mean and include the following, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas, and synthetic gas usable for fuel; pesticides regulated under FIFRA; asbestos and asbestos-containing materials; PCBs and other substances regulated under TSCA; source material, special nuclear material, by-product material, and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. (S) 1910.1200 et seq.; and industrial process and pollution control wastes whether or not hazardous within the meaning of RCRA.

     (iv) "Manage" shall mean to generate, manufacture, process, treat, store, incorporate into the Premises, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of, or abandon Hazardous Materials.

     (v) "Release" or "Released" shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of Hazardous Materials into the environment, as "environment" is defined in CERCLA.

     (vi) "Response" or "Respond" shall mean action taken in compliance with Environmental Laws to correct, remove, remediate, cleanup, prevent, mitigate, monitor, evaluate, investigate, assess or abate the Release of a Hazardous Material.

     (b) During the term of this Lease, Tenant shall at its own cost comply with all Environmental Laws applicable to Tenant or to the Premises, provided; however, Tenant shall have no obligation to Respond to any violation of Environmental Laws existing on the date hereof or the date that possession of the Premises is delivered to Tenant for any purpose, including the performance of Tenant's Work, nor shall Tenant have any obligation to Respond to any breach of Environmental Laws that does not arise by reason of the acts or omissions of Tenant or its subtenants or any other party whose use of, occupancy of or presence in the Premises is by, through or under Tenant, and the contractors, agents, employees, and invitees of any of the foregoing. Tenant shall not conduct or authorize the Management of any Hazardous Materials on the Premises, including installation of any underground storage tanks, without prior written disclosure to and approval by Landlord, except that Tenant may keep and use on the Premises inflammable fluids, explosives, and substances which may be Hazardous Materials provided the same are reasonably necessary for the operation of Tenant's business in a manner which is customary for similar businesses and so long as Tenant does not keep such substances in such quantities or for such duration as would violate Environmental Laws or require any permits or other regulatory authorization to be obtained or, if such permits or other authorization must be obtained, so long as Tenant properly obtains and furnishes to Landlord copies thereof; Tenant shall not take any action that would subject the Premises to permit requirements under RCRA for storage, treatment or disposal of Hazardous Materials; Tenant shall not dispose of Hazardous Materials in violation of Environmental Laws in dumpsters provided by Landlord for Tenant's use; Tenant shall not discharge Hazardous Materials into drains or sewers located on the Premises in violation of Environmental Laws or reasonable rules and regulations established by Landlord in accordance with the express provisions of this Lease; Tenant shall not cause or allow the Release of any Hazardous Materials in violation of Environmental Laws on, to, or from the Premises; and Tenant shall, to the extent required by Environmental Laws and at its own cost, arrange for the lawful transportation and off-site disposal of all Hazardous Materials that it generates.

     During the term of this Lease, Tenant shall promptly provide Landlord with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders of decrees, Claims, complaints, investigations, judgments, letters, notices of environmental liens or response actions in progress, and other communications, written or oral, actual or threatened, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, State Environmental Protection Agency, or other federal, state, or local agency or authority, or any other entity or individual, concerning (a) any Release of a Hazardous Material on, to, or from the Premises; (b) the imposition of any lien on the Premises; or (c) any alleged violation of or responsibility under Environmental Laws.

     Landlord and Landlord's agents and employees shall have the right upon 48 hours prior notice, which may be verbal, to enter the Premises and/or conduct appropriate inspections or tests, at Landlord's sole cost and expense, in order to determine Tenant's compliance with Environmental Laws.

     If at any time during the term of the Lease, Tenant shall be required to undertake any Response, Tenant shall, upon written request by Landlord, provide Landlord with the results of appropriate reports and tests, with transportation and disposal contracts for Hazardous Materials, with any permits issued under Environmental Laws, and with any other applicable documents to demonstrate that Tenant complies with all Environmental Laws relating to the Premises.

     If Tenant's Management of Hazardous Materials at the Premises (a) gives rise to liability or to a Claim under any Environmental Law, (b) causes a significant public health effect, or (c) creates a nuisance, Tenant shall promptly take all applicable action in Response.

                                   ARTICLE IX

                            REPAIRS AND ALTERATIONS

     Section 9.1 Repairs to be Made by Landlord. Subject to Article XIV, Landlord, at its expense, will make, or cause to be made (a) repairs to any electrical, mechanical, sprinkler and other systems serving the Premises if and to the extent such systems were installed by Landlord and serve tenant premises in addition to the Premises; and (b) structural repairs to the exterior walls, structural roof and structural floor which collectively enclose the Premises (excluding, however, all doors, door frames, storefronts, windows and glass) and the structural columns which enclose or are located in the Premises; provided Tenant shall give Landlord notice of the necessity for such repairs; and provided further that such repairs are not necessitated by any act or omission of Tenant, its agents, concessionaires, officers, employees, licensees, invitees or contractors in which case the cost of such repairs shall be the obligation of Tenant.

     Section 9.2 Repairs to be Made by Tenant. Tenant, at its expense, will maintain and make all repairs and replacements to the Premises and to all systems, installations, equipment and facilities therein, other than those repairs required to be made by Landlord pursuant to the provisions of Section
9.1 and except where such repairs are covered under warranty. Tenant, at its expense, shall contract for periodic maintenance for the heating, ventilating and air conditioning unit(s) and exhaust system (if applicable) serving the Premises with a reputable service company approved by Landlord. Upon request, Tenant shall supply Landlord with a copy of all such contracts. Tenant will surrender the Premises in as good condition as when received, excepting depreciation caused by ordinary wear and tear and damage by casualty (other than such damage by casualty caused by the act or omission of Tenant, its agents, concessionaires, officers, employees, contractors, licensees or invitees).

     Section 9.3 Alterations by Tenant. Tenant will not make any alterations, renovations, penetrations, improvements or installations of any kind in, on, or to the Premises or any part thereof (collectively, "Alterations") unless and until Tenant shall have submitted to Landlord plans and specifications therefor, prepared at Tenant's expense by an architect or other duly qualified person, and shall have obtained Landlord's written approval thereof. In the case of any Alterations involving (i) the storefront or signs, (ii) structural elements,
(iii) mechanical, electrical or other systems serving or affecting portions of the Shopping Center other than or in addition to the Premises, (iv) cutting or drilling or (v) or other Alterations which are in Landlord's reasonable judgment material and/or detrimental to the Premises, Landlord may withhold its approval in its sole and absolute discretion. In the case of other Alterations, Landlord's approval shall not be unreasonably withheld. If such approval is granted, Tenant shall cause the work described in such plans and specifications to be performed, at its expense, promptly, and in a good and workmanlike manner by duly licensed contractors approved by Landlord, without interference with or disruption to the operations of tenants or other occupants of the Shopping Center, and in compliance with all Laws.

     Section 9.4 Changes and Additions to Shopping Center and Development Area. Landlord reserves the right at any time and from time to time (a) to make, and permit others to make, changes to Landlord's Building, the Shopping Center and the Development Area, including additions to, subtractions from, rearrangement of, alterations of, modifications or supplements to the building areas, walkways, parking areas, driveways or other Commons Areas; (b) to construct, and to permit others to construct, other buildings and improvements in the Shopping Center and the Development Area and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to build any building or buildings adjoining same; and (c) to convey or lease portions of the Shopping Center and the Development Area to others; provided that the foregoing shall not deny access to or visibility of the Premises or materially interfere with the conduct of Tenant's business in the Premises.

     Section 9.5 Roof, Walls, Interior of Premises. Without limiting Landlord's rights under Section 9.4, Landlord shall have the exclusive right (a) to use all or any part of the roof and the side and rear walls of the Premises and the areas above the finished ceiling or below the floor of the Premises for any purpose; (b) to erect additional stories or other structures over all or any part of the Premises; (c) to erect in connection with the construction thereof temporary scaffolds and other aids to construction on the exterior of the Premises; and (d) to install, maintain, use, repair and replace within the Premises, pipes, ducts, conduits, wires and all other mechanical equipment serving other parts of the Shopping Center; provided that the foregoing shall not deny access to or visibility of the Premises or materially interfere with the conduct of Tenant's business in the Premises.

                                   ARTICLE X

                                  COMMON AREAS

     Section 10.1 Use of Common Areas. Landlord grants to Tenant and its agents, employees and customers, a nonexclusive license to use, beginning on the Rental Commencement Date, the Common Areas in common with others during the Term, subject to all provisions of this Lease governing the use, maintenance and control thereof.

     Notwithstanding anything to the contrary contained herein, Tenant's construction personnel shall be permitted to use the Common Areas from the date Landlord notifies Tenant that Tenant is authorized to enter the Premises to perform Tenant's Work to the Rental Commencement Date, so long as Tenant's construction personnel do not interfere with Landlord's construction activities in the Common Areas.

     Section 10.2 Management and Operation of Common Areas. Landlord will operate and maintain or will cause to be operated and maintained the Common Areas in a manner deemed by Landlord to be reasonable and appropriate, and Landlord will have the right (a) to establish, modify and enforce reasonable rules and regulations with respect to the Common Areas; (b) to enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of the parking areas and other Common Areas; (c) to enforce parking charges (by operation of meters or otherwise) with appropriate provisions for parking ticket validation by tenants; (d) to close all or any portion of said parking areas or other Common Areas to such extent as may, in the opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; (e) to close temporarily any or all portions of the Common Areas; and (f) to do and perform such other acts in and to said areas and improvements as Landlord shall determine to be advisable.

     Section 10.3 Employee Parking Areas. Tenant and its employees shall park their cars only in such areas as may be designated for that purpose by Landlord. Tenant shall furnish Landlord with State automobile license numbers used by Tenant or its employees within five (5) days after taking possession of the Premises and shall thereafter notify Landlord by the first day of each January, April, July and October of any changes in such information. If Tenant or its employees shall fail to park their cars in the designated parking areas, Landlord shall have the right to charge Tenant, as Additional Rental, the sum of Ten Dollars ($10.00) per day per car parked in violation of this Section.
Tenant shall notify its employees in writing of the provisions of this Section.

     Section 10.4 Tenant to Pay Proportionate Share of Landlord's Operating Costs. Tenant will pay Landlord, as Additional Rental, Tenant's Proportionate Share of Landlord's Operating Costs for each Operating Year. Such Proportionate Share shall be paid by Tenant in monthly installments in such amounts as are estimated and billed by Landlord for each Operating Year, each installment being due on the first day of each calendar month. At any time during each Operating Year, Landlord may re-estimate Tenant's Proportionate Share of Landlord's Operating Costs and adjust Tenant's monthly installments payable thereafter during such Operating Year to reflect more accurately Tenant's Proportionate Share of Landlord's Operating Costs as re-estimated by Landlord. Within one hundred twenty (120) days after the end of each Operating Year, Landlord shall deliver to Tenant a statement of Landlord's Operating Costs for such Operating Year and the amount of Tenant's Proportionate Share thereof. Any overpayment or deficiency in Tenant's payment of its Proportionate Share of Landlord's Operating Costs for such Operating Year shall be Adjusted within thirty (30) days after Tenant's receipt of such statement. If Landlord fails to make, within the period indicated above, the appropriate adjustment with respect to any overpayment by Tenant, then the amount owed Tenant shall accrue interest at the same rate as the Default Rate until properly credited to Tenant's account. Failure of Landlord to provide the statement called for hereunder within the time prescribed shall not relieve Tenant of its obligations hereunder.

     Upon reasonable notice, Landlord shall make available for Tenant's inspection (which inspection shall be at Tenant's sole cost and expense and shall only be performed once per Rental Year) at the management office in the Shopping Center, during normal business hours, Landlord's records relating to Landlord's Operating Costs for the preceding twelve (12) month period.

     Section 10.5 "Landlord's Operating Costs" Defined. The term "Landlord's Operating Costs" includes all the costs and expenses reasonably incurred by or on behalf of Landlord in operating and maintaining the Shopping Center including, without limitation, all costs and expenses of the following: (a) operating, maintaining, repairing, and replacing signs, security systems, lighting, and similar fixtures or equipment; (b) operating, maintaining, repairing, and managing any parking facilities and park or pedestrian resting areas in the Development Area; (c) cleaning, painting, policing and providing security for the Common Areas (including cost of uniforms, equipment and employment taxes); (d) installing and renting of signs; (e) repairing, maintaining and replacing sprinkler systems; (f) removing snow and ice from the Common Areas, and removing trash and debris from the Common Areas to Landlord's receptacles and compactors; (g) regulating traffic; (h) purchasing, repairing, maintaining and replacing machinery and equipment used in the operation and maintenance of the Common Areas, and paying all personal property taxes and other charges incurred in connection with such equipment; (i) repairing or replacing pavement, curbs, walkways, landscaping, fountains, pools, drainage systems, pipes, ducts, conduits, and similar items and lighting facilities; (j) planting, replanting and replacing trees, flowers, shrubbery and planters in the Development Area; (k) providing music or entertainment services and loudspeaker systems for the Shopping Center, including furnishing electricity therefor; (l) providing water services, if any, furnished by Landlord for the nonexclusive use of all tenants; (m) providing parcel pick-up and delivery services to the Shopping Center; (n) maintaining reserves for repair, maintenance and replacement of the Common Areas and its equipment; (o) costs of providing light and power to the Common Areas; and (p) administrative costs (including salaries and benefits) attributable to personnel involved in the daily accounting (including auditing fees related to the operation of the Shopping Center), maintenance and management of the Shopping Center and an overhead cost equal to fifteen percent (15%) of the total costs and expenses of operating and maintaining the Common Areas, provided such administrative and overhead costs shall not include depreciation of improvements accounted for by Landlord for federal income tax purposes. Landlord's Operating Costs shall not include costs for construction of capital improvements in the nature of additions to the Shopping Center, as distinguished from repairs to and replacements of existing improvements, provided that, upon construction of any such capital improvements all costs in the nature of Landlord's Operating Costs relating to such improvements shall be deemed part of "Landlord's Operating Costs."

     Whenever the terms of the Lease allow Landlord the right to charge Tenant its Proportionate Share of Landlord's Operating Costs, all such costs shall be incurred in a commercially reasonable manner, consistent with the operation of a first-class factory outlet center.

                                   ARTICLE XI

                           PROMOTION AND ADVERTISING

     Section 11.1 Promotion Fund; Program. Landlord will maintain a bank account, separate from all of its other bank accounts, into which Landlord shall deposit the Promotion Fund Contribution paid by Tenant as well as similar contributions which Landlord may receive from time to time from other tenants of the Shopping Center. The aggregate of such funds on hand from time to time are referred to herein as the "Promotion Fund". The Promotion Fund shall be used by Landlord to pay reasonable costs and expenses associated with the formulation and carrying out by Landlord or its designee of a program for the promotion and advertising of the Shopping Center, including, without limitation, the salary of a promotion and advertising director and related administrative personnel, rent and insurance. Such program may include, without limitation, tabloids, direct mail pieces, special events, shows, displays, signs, marquees, decor, seasonal events, institutional advertising, promotional literature and other activities. Tenant hereby authorizes Landlord to use Tenant's trade name and a brief description of Tenant's business in connection with the promotion and advertising program.

     Notwithstanding anything to the contrary contained above, Landlord agrees to only use Tenant's trade name and description of Tenant's business in connection with the promotion and advertising program after receiving written consent from Tenant.

     Within one hundred twenty (120) days after the close of each Promotion Year, after written request from Tenant, Landlord will deliver to Tenant a statement which sets forth the expenditures made from the Promotion Fund for the previous Promotion Year.

     Section 11.2 Tenant's Contributions to Promotion Fund. Tenant shall pay to Landlord the Promotion Fund Contribution for each Promotion Year in monthly installments as billed by Landlord for each Promotion Year, each installment being due on the first day of each month. The Promotion Fund Contribution shall be adjusted annually, as of the first day of each Promotion Year, for any change in the Consumer Price Index. The annual Promotion Fund Contribution due from Tenant for the first Promotion Year falling within the Term shall be prorated if the Rental Commencement Date occurs after the commencement of such Promotion Year. At the time of execution by Tenant of this Lease, Tenant also shall pay to Landlord the Opening Contribution. Within ten (10) days after notice from Landlord of the scheduled opening for business of each Expansion containing at least 75,000 square feet, Tenant also shall pay to Landlord the applicable Expansion Contribution (provided, however, that Tenant shall not be obligated to pay the Expansion Contribution for the opening of Phase II of the Shopping Center if Phase II opens within the twelve (12) month period following the Grand Opening of the Shopping Center). The Opening Contribution and any and all Expansion Contributions shall be used by the Landlord for costs of promotion and advertising with respect to the initial opening for business of the Shopping Center and any Expansion thereof, respectively.

     Within one hundred twenty (120) days after the close of each Promotion Year, after written request from Tenant, Landlord will deliver to Tenant a statement which sets forth the expenditures made from the Promotion Fund for the previous Promotion Year.

                                  ARTICLE XII

                                   UTILITIES

     Section 12.1 Water, Electricity, Telephone and Sanitary Sewer. Landlord will provide at points in or near the Premises the facilities necessary to enable Tenant to obtain for the Premises water, electricity, telephone and sanitary sewer service, as more specifically described in the

Work Schedules. Landlord, at its sole discretion, shall have the right, from time to time, to alter the method and source of supply of such utilities to the Premises, provided that the foregoing shall not diminish the availability of such utilities in the Premises. Tenant agrees to execute and deliver to Landlord such documentation as may be required to effect such alterations. Tenant shall arrange with the appropriate public utility or authority, in Tenant's name and at its expense, for the supply of utility services to the Premises and shall pay all charges therefor. Tenant will not overload the electrical wiring serving the Premises or within the Premises, and will install at its expense, subject to the provisions of this Lease governing alterations by Tenant, any additional electrical wiring which may be required in connection with Tenant's operations.

     Section 12.2 Fire Protection Sprinkler Systems. Landlord will provide, install and maintain a fire protection sprinkler system in the Premises as more specifically described in Schedule "B," which system shall remain the property of Landlord. Tenant shall pay Landlord, as Additional Rental, for providing such fire protection sprinkler system an amount determined by multiplying the Sprinkler Contribution Rate by Tenant's Floor Area, said annual sum to be payable in twelve (12) equal monthly installments, in advance on the first day of each calendar month.

     Section 12.3 Discontinuance and Interruptions of Utility Services. Landlord shall not be liable to Tenant in damages or otherwise if any utility shall become unavailable from any public utility company, public authority or any other person or entity (including Landlord) supplying or distributing such utility, or for any interruption in any utility service (including, without limitation, any water, heating, ventilation, or air-conditioning) and the same shall not constitute a termination of this Lease or an eviction of Tenant; except if such utility becomes unavailable due to Landlord's non-payment of bills.

     Notwithstanding anything to the contrary contained in the printed Section 12.3, if Landlord shall discontinue supplying any utility service which Landlord may elect or be required to supply to the Premises, or if such utility service shall be stopped or interrupted for other than that which is caused by non-payment by Tenant of the charges therefor or Tenant's other acts or omissions, and Tenant is thereby unable to operate its business at the Premises, then the charge or charges for any such service so discontinued, stopped or interrupted shall be abated until such service is restored by Landlord.

     Additionally, if any utility to the Premises should become unavailable for a period in excess of five (5) consecutive days and such unavailability is directly caused by the negligence of Landlord, all Rental shall abate until utility service to the Premises is restored.

                                  ARTICLE XIII

                            INDEMNITY AND INSURANCE

     Section 13.1 Indemnities. To the extent permitted by law, Tenant shall and does hereby indemnify Landlord and agrees to save it harmless and, at Landlord's option, defend it from and against any and all claims, actions, damages, liabilities and expenses (including reasonable attorneys' and other professional fees) judgements, settlement payments, and fines paid, incurred or suffered by Landlord in connection with loss of life, personal injury and/or damage to property or the environment suffered by third parties arising from or out of the occupancy or use by Tenant of the Premises or any part thereof or any other part of the Shopping Center, occasioned wholly or in part by any act or omission of Tenant, its officers, agents, contractors, employees or invitees, or arising, directly or indirectly, wholly or in part, from any conduct, activity, act, omission, or operation involving the use, handling, generation, treatment, storage, disposal, other management or Release of any Hazardous Materials, in, from or to the Premises, whether or not Tenant may have acted negligently with respect to such Hazardous Materials. Tenant's obligations pursuant to this Section shall survive any termination of this Lease with respect to any act, omission or occurrence which took place prior to such termination.

     To the extent permitted by law, Landlord shall and does hereby indemnify Tenant and agrees to save it harmless from and against any and all claims, actions, damages, liabilities and expenses (including reasonable attorneys' and other professional fees) in connection with loss of life, personal injury and/or damage to property suffered by third parties arising from or out of the use of any portion of the Common Areas by Landlord, occasioned wholly or in part by any act or omission of Landlord, its officers, agents, contractors or employees.

     Section 13.2 Landlord Not Responsible for Acts of Others. Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying space adjoining the Premises or any part of the premises adjacent to or connecting with the

Premises or any other part of the Shopping Center, or otherwise, or for any loss or damage resulting to Tenant, or those claiming by, through or under Tenant, or its or their property, from the breaking, bursting, stoppage or leaking of electrical cable and wires, or water, gas, sewer or steam pipes. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises, and to use such other portions of the Shopping Center as Tenant is herein given the right to use, at Tenant's own risk.

     Section 13.3 Tenant's Insurance. At all times after the Premises are made available to Tenant for performance of Tenant's Work, Tenant will carry and maintain, at its expense: (a) public liability insurance, including insurance against assumed or contractual liability under this Lease, with respect to the Premises, providing protection with limits for each occurrence of not less than Two Million Dollars ($2,000,000); (b) all-risk casualty insurance, written at replacement cost value and with replacement cost endorsement, covering all of Tenant's personal property in the Premises (including, without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) and all leasehold improvements installed in the Premises by Landlord for Tenant's benefit, or by Tenant, including any items originally paid for by any tenant finish allowance given to Tenant, pursuant to the Work Schedules or otherwise; and (d) if and to the extent required by any Laws, worker's compensation or similar insurance in form and amounts required by such Laws. If, by reason of changed economic conditions or changes to insurance limits applicable to the shopping center industry generally or the Permitted Use in particular, the insurance amounts set forth above become inadequate in Landlord's good faith judgment, Tenant shall increase such amounts to limits as may be requested by Landlord consistent with standard insurance practice.

     Section 13.4 Tenant's Contractor's Insurance. Tenant shall require any contractor of Tenant performing work on the Premises to carry and maintain, at no expense to Landlord: (a) comprehensive general liability insurance, including contractors liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, providing protection with limits for each occurrence of not less than Two Million Dollars ($2,000,000); and (b) worker's compensation or similar insurance in form and amounts required by any Laws.

     Section 13.5 Policy Requirements. The company or companies writing any insurance which Tenant is required to carry and maintain or cause to be carried and maintained, as well as the form of such insurance, shall at all times be subject to Landlord's reasonable approval provided that such insurance shall in no event provide coverages less than required under this Lease and all such companies shall be licensed and admitted to do business in the State and shall have a Rating Classification of at least A and Financial Size category of at least Class XII in Best's Insurance Reports. Public liability and all-risk casualty insurance policies evidencing such insurance shall name Landlord or its designee as additional insured or loss payee as required by Landlord and shall also contain a provision by which the insurer agrees that such policy shall not be canceled except after thirty (30) days' written notice to Landlord or its designee. Each such policy, or a certificate thereof, shall be deposited with Landlord by Tenant promptly upon commencement of Tenant's obligation to procure the same.

     Section 13.6 Increase in Insurance Premiums. Tenant will not do or omit to do or suffer to be kept, anything in, upon or about the Premises which will violate Landlord's policies of hazard or liability insurance or which will prevent Landlord from procuring such policies in companies acceptable to Landlord or will cause the premium rates for any such insurance to be increased beyond the minimum rate from time to time otherwise applicable. In the event of any breach of this Section, in addition to any other remedies available to Landlord, Tenant will pay, as Additional Rent, the amount of any such increase upon Landlord's demand.

     Section 13.7 Waiver of Right of Recovery. Neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, or losses under worker's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees. However, if by reason of the foregoing waiver, either party shall be unable to obtain any such insurance, such waiver shall be deemed not to have been made by such party.

     Section 13.8 Tenant to Pay Proportionate Share of Insurance Costs. In each Rental Year, Tenant will pay Landlord, as Additional Rental, Tenant's Proportionate Share of Landlord's cost of maintaining all insurance with respect to the Shopping Center including, without limitation, liability insurance for personal injury, death and property damage, casualty insurance, theft insurance, rent insurance, worker's compensation insurance, insurance covering liability for defamation and claims of false arrest, and plate glass. Such insurance may be carried in such amounts and coverages and with such companies as Landlord shall reasonably determine.

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

     Such Proportionate Share shall be paid by Tenant in monthly installments in such amounts as are estimated and billed by Landlord during each twelve (12) month period commencing and ending on dates designated by Landlord, each installment being due on the first day of each calendar month. Within one hundred twenty (120) days, or such reasonable time (in Landlord's determination) after the end of each such twelve (12) month period, Landlord shall deliver to Tenant a statement of such insurance costs for such twelve (12) month period. Any overpayment or deficiency in Tenant's payment of its Proportionate Share of such insurance costs shall be adjusted between Landlord and Tenant and Tenant shall pay Landlord or Landlord shall credit Tenant's account (or, if such adjustment is at the end of the Term, Landlord shall pay Tenant), as the case may be, within thirty (30) days after receipt of such statement, such amounts as may be necessary to effect such adjustment. If Landlord fails to make, within the period indicated above, the appropriate adjustment with respect to any overpayment by Tenant, then the amount owed Tenant shall accrue interest at the same rate as the Default Rate until properly credited to Tenant's account. Upon reasonable notice, Landlord shall make available for Tenant's inspection at Landlord's office, during normal business hours, Landlord's records relating to such insurance costs for such preceding twelve (12) month period. Failure of Landlord to provide the statement called for hereunder within the time prescribed shall not relieve Tenant of its obligations hereunder.

     Landlord warrants that it maintains and covenants that it will at all times maintain all risks casualty insurance covering Landlord's Building in an amount equal to at least eighty percent (80%) of its full replacement value, or such greater percent as is necessary to prevent the application of the co-insurance provisions.

                                  ARTICLE XIV

                             DAMAGE AND DESTRUCTION

     Section 14.1 Obligations to Repair and Reconstruct. If the Premises are damaged by fire or other casualty (any of such causes being referred to herein as a "Casualty"), but the Premises shall not be rendered wholly or partially untenantable, Landlord shall cause the damage to the Premises, to the extent of Landlord's Work (excluding the matters referred to in the last sentence of this paragraph), to be repaired as nearly as practicable to its condition prior to the Casualty and there shall be no abatement of Rental. If, as a result of a Casualty (or as a result of Landlord's demolition of Landlord's Building following a Casualty for the purpose of reconstruction), the Premises shall be rendered wholly or partially untenantable, then Landlord shall cause the damage to the Premises to be repaired as set forth in the preceding sentence, and Annual Basic Rental and Additional Rental (other than any Additional Rental due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be abated proportionately on a square foot basis as to the portion of the Premises rendered untenantable during the period of such untenantability. Anything herein to the contrary notwithstanding, Landlord shall not be liable for interruption to Tenant's business or for damage to or replacement or repair of Tenant's personal property (including, without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provision of this Lease) or of any leasehold improvements installed in the Premises by, for or on behalf of Tenant pursuant to the Work Schedules or otherwise, unless such Casualty is occasioned by any negligent act or omission of Landlord.

     Tenant shall repair, restore, replace, or rebuild the Premises, to the extent of Tenant's Work (and all work referred to in the last sentence of the preceding paragraph), as nearly as practicable to its condition prior to the Casualty. Tenant shall complete performance of its work under this Section and have the Premises reopened for business within thirty (30) days after Landlord notifies Tenant that the Premises are ready for Tenant to commence its work under this Section, and any abatement of Rental shall terminate as of such date.

     In the event Landlord elects to rebuild the Premises and this Lease shall not be terminated by Landlord as herein provided, notwithstanding anything herein to the contrary, in the event Landlord does not commence construction of the work necessary to rebuild the Premises within six (6) months following the occurrence of such Casualty or complete the rebuilding of the Premises within twelve (12) months following the occurrence of such Casualty, then Tenant may elect to terminate this Lease upon thirty (30) days prior written notice to Landlord, which notice shall be given no earlier than the expiration of the six
(6) month or twelve (12) month period, as applicable, and no later than thirty
(30) days after expiration of such six (6) month or twelve (12) month period, as applicable. In the event Tenant does not exercise the foregoing option to terminate this Lease within the applicable time period, then such option shall, upon expiration of the applicable period, become null and void and be of no further force or effect.

     Section 14.2 Landlord's Option to Terminate Lease. Notwithstanding Section 14.1, (a) if any damage to the Premises or Landlord's

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

Building is not fully covered by Landlord's insurance; (b) if the Premises are rendered wholly or partially untenantable during the last two (2) years of the Term; or (c) if Landlord's Building is damaged to the extent of fifty percent (50%) or more of Landlord's Floor Area, then in any of such events, Landlord may elect to terminate this Lease by giving to Tenant notice of such election within ninety (90) days after the occurrence of the fire or other casualty causing the damage. If such notice is given, the rights and obligations of the parties shall cease as of the date of such notice, and Rental (other than Additional Rental due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination.

                                   ARTICLE XV

                                  CONDEMNATION

     Section 15.1 Effect of Taking. If the whole or any part of the Premises shall be taken under the power of eminent domain, this Lease shall terminate, but only as to the part so taken, on the date Tenant is required to yield possession thereof to the condemning authority. Landlord and Tenant (to the same extent as their repair and replacement obligations under Section 14.1) shall make such repairs, replacements and alterations as may be necessary in order to restore the part not taken to a useful condition and Annual Basic Rental, Additional Rental (other than any Additional Rental due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be abated, and Tenant's breakpoint shall be reduced, in the same proportion on a square foot basis as the portion of Tenant's Floor Area so taken bears to Tenant's Floor Area. If the aforementioned taking renders the remainder of the Premises untenantable for the Permitted Use, either party may terminate this Lease as of the date when Tenant is required to yield possession by giving notice to that effect within thirty (30) days after such date.

     Section 15.2 Condemnation Awards. All compensation awarded for any taking of the Premises or the Shopping Center or any interest in either shall belong to and be the property of Landlord, Tenant hereby assigning to Landlord all rights with respect thereto; provided, however, nothing contained herein shall prevent Tenant from applying for reimbursement from the condemning authority (if permitted by law) for moving expenses, or the expense of removal of Tenant's trade fixtures, or loss of Tenant's business good will, but if and only if such action shall not reduce the amount of the award or other compensation otherwise recoverable from the condemning authority by Landlord and/or the owner of the fee simple estate in the Shopping Center.

                                  ARTICLE XVI

                           ASSIGNMENT AND SUBLETTING

     Section 16.1 Landlord's Consent Required. Tenant will not assign this Lease, in whole or in part, nor sublet all or any part of the Premises, nor license concessions or lease departments therein, nor pledge or encumber by mortgage or other instruments its interest in this Lease without Landlord's prior written consent, which consent may be withheld by Landlord in its sole and absolute discretion. This prohibition includes any subletting or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of Tenant's corporate or proprietary structure, or an assignment or subletting to or by a receiver or trustee in any federal or state bankruptcy, insolvency, or other proceedings. Consent by Landlord to any assignment or subletting shall not constitute a waiver of the foregoing prohibition with respect to any subsequent assignment or subletting. Tenant shall pay and reimburse to Landlord the reasonable costs and expenses incurred by Landlord to cover Landlord's administrative cost, overhead and counsel fee in connection with any permitted assignment or subletting and any and all additional reasonable costs and expenses incurred hereunder.

     Tenant shall have the right to sublet the Premises to a bona fide franchisee or to any parent, subsidiary or affiliate corporation of Tenant without Landlord's prior written approval, provided that (i) such sublessee continues to operate the business conducted in the Premises under the same Tenant Trade Name and in the same manner as Tenant and agrees expressly to be bound by all other provisions of this Lease, (ii) Tenant remains liable under all of the terms and conditions of the Lease, and (iii) Tenant provides Landlord with a copy of the sublease agreement within thirty (30) days after execution of such agreement.

     So long as Ashworth Store I, Inc. is Tenant under this Lease, and is not in default of any of the terms and conditions thereof, Landlord will not unreasonably withhold consent to an assignment of this Lease for any of the then remaining portion of the unexpired Term, to any business entity acquiring all or substantially all of the assets of Tenant, including this Lease and Tenant's interest in all other Ashworth Factory stores, provided: (i) the net assets of the assignee shall not be less than the net assets of Tenant at the time of the signing of this Lease; (ii) such assignee continues to operate the business conducted in the Premises under the Tenant Trade Name or a trade name acceptable to Landlord and in the same manner as Tenant and pursuant to all of the provisions of this Lease; (iii) such assignee shall have recognized experience in successfully operating a similar, first-class business in a factory outlet shopping center; (iv) such assignee shall assume in writing all of Tenant's obligations under this Lease; and (v) Tenant or Tenant's Guarantor continues to remain liable for the performance of all terms, including but not limited to, payment of Rental due under this Lease.

     Section 16.2 Transfer of Corporate Shares. If Tenant is a corporation or is a partnership one or more of the general partners of which is a corporation (other than a corporation the outstanding voting stock of which is listed on NASDAQ or a "National Securities Exchange," as defined in the Securities Exchange Act of 1934), and if at any time after execution of this Lease any part or all of the corporate shares of Tenant or of any such general partner shall be transferred by sale, assignment, bequest, inheritance, operation of law or other disposition (including, but not limited to, such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency, or other proceedings) so as to result in a change in the present control of any said corporation by the person or persons owning a majority of said corporate shares as of the date hereof, such transfer shall constitute an assignment for purposes of Section 16.1.

     Notwithstanding anything to the contrary contained in this Section 16.2, Landlord's consent to transfer of stock shall not be required in connection with any transfer of stock if the stock of Tenant (or Tenant's parent corporation) is listed on NASDAQ or a "National Securities Exchange".

     Section 16.3 Acceptance of Rent from Transferee. The acceptance by Landlord of the payment of Rental following any assignment or other transfer prohibited by this Article XVI shall not be deemed to be a waiver of any right or remedy of Landlord hereunder.

                                  ARTICLE XVII

                                    DEFAULT

     Section 17.1 "Event of Default" Defined. Any one or more of the following events shall constitute an "Event of Default": (a) the sale of Tenant's interest in the Premises under attachment, execution or similar legal process, or, if Tenant is adjudicated bankrupt or insolvent, and such adjudication is not vacated within thirty (30) days; (b) the admission in writing by any guarantor of Tenant's obligations under this Lease ("Tenant's Guarantor"), if any, of its inability to pay its debts when due; (c) the appointment of a receiver or trustee for the business or property of Tenant or Tenant's Guarantor, if any, unless such appointment shall be vacated within thirty (30) days after its entry; (d) the making by Tenant or Tenant's Guarantor, if any, of an assignment for the benefit of its creditors, or if in any other manner Tenant's interest in this Lease shall pass to another by operation of law; (e) the failure of Tenant to pay any Rental or other sum of money within seven (7) days after written notice from Landlord that the same is due hereunder (provided that any invoice, bill or other statement of account rendered to Tenant in the ordinary course of Landlord's billing or otherwise shall be adequate written notice for purposes of this provision); (f) the ceasing by Tenant, in whole or in part at any time after the Rental Commencement Date, to use the Premises or any part thereof for operating the business of Tenant therein as provided in this Lease (herein referred to as "abandonment") and the failure by Tenant to have recommenced operation of its business at the Premises, fully stocked with merchandise and fully staffed and otherwise in compliance with Article IV within ten (10) days after notice from Landlord, provided that if any abandonment occurs on more than one (1) occasion during the Term, then an Event of Default shall be deemed to have occurred immediately upon such abandonment; (g) the failure by Tenant to cure any default in the performance or observance of its covenants under Sections 13.3, 13.4 or 13.5 (relating to Indemnity and Insurance) or under
Section 14.1 (relating to Damage and Destruction) or under Sections 16.1 or 16.2 (relating to Assignments and Subletting) or under Section 21.7 (relating to Compliance with Laws and Regulations to the extent such default could result in any fine, penalty, citation or other liability being imposed on Landlord), within fifteen (15) days after notice thereof from Landlord, or, in the case of any default under Section 21.7 referred to above, within such shorter time as may be necessary to avoid any fine, penalty, citation or other liability being imposed on Landlord; (h) failure by Tenant to cure any default in the performance or observance of any other covenants on its part under this Lease within thirty (30) days after notice thereof from Landlord, unless such default is of such nature that it cannot be cured within such thirty (30) day period, in which case no Event of Default shall occur so long as Tenant shall commence the curing of the default within such thirty (30) day period, shall thereafter diligently prosecute the curing of same, and shall cure such default within sixty (60) days after the giving of notice thereof by Landlord; or (i) the occurrence of any event described as an "Event of Default" elsewhere in this Lease in which case there shall be no requirement of notice or opportunity to cure except such, if any, as may be expressly provided with respect to such Event of Default.

          Section 17.2 Remedies. Following the occurrence of an Event of Default, Landlord, without notice to Tenant in any instance (except where expressly provided for below) may do any one or more of the following. Landlord may: (a) perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform, the reasonable cost of which performance by Landlord together with interest thereon at the Default Rate from the date of such expenditure shall be deemed Additional Rental and shall be payable by Tenant to Landlord upon demand; (b) terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant, and reenter the Premises by summary proceedings, or otherwise, and remove Tenant and all other persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant without Landlord being liable of trespass or for any loss or damage occasioned thereby; and (c) exercise any other legal or equitable right or remedy it may have.

          Notwithstanding anything in this Lease to the contrary and regardless whether an Event of Default shall have occurred, (i) Landlord may exercise the remedy described in Section 17.2(a) without any notice to Tenant if Landlord, in its good faith judgment, believes it, the Shopping Center or any other tenant or occupant thereof would be materially injured by failure to take rapid action or if the unperformed obligation of Tenant constitutes an emergency; and (ii) if substantially the same default by Tenant occurs on more than one (1) occasion during the Term, upon each such reoccurrence Tenant shall have only one-half (1/2) of the number of days which otherwise would be allowed to cure such default and Landlord also may charge Tenant a reasonable default processing fee, not to exceed Five Hundred Dollars ($500) per default. All costs and expenses incurred by Landlord, including, without limitation, reasonable attorneys' fees, in enforcing any of its rights and remedies under this Lease shall be deemed to be Additional Rental and shall be repaid to Landlord by Tenant upon demand.

          Section 17.3 Damages. If this Lease or Tenant's possessory interest pursuant thereto is terminated by Landlord pursuant to Section 17.2, Tenant nevertheless shall remain liable for (a) all Rental due and all damages which Landlord reasonably sustained to the date of such termination, and all reasonable costs, fees and expenses, including reasonable attorneys' fees, incurred by Landlord in pursuit of its remedies hereunder and/or in connection with any bankruptcy proceedings of Tenant or Tenant's Guarantor, if any, and/or in connection with renting the Premises to others from time to time (collectively, "Termination Damages") plus (b) additional damages ("Liquidated Damages") which shall be calculated in accordance with the next paragraph. In calculating Liquidated Damages, for each Rental Year following termination (including the Rental Year in which such termination occurs) (A) Annual Percentage Rental and Additional Rental payable shall be conclusively presumed to be equal to the average Annual Percentage Rental and annual Additional Rental payable with respect to each Rental Year, or portion thereof (on an annualized basis), preceding termination; and (B) Annual Basic Rental payable shall be at the rate stated in this Lease. Such Termination Damages shall be payable to Landlord in one lump sum on demand, together with interest at the Default Rate until paid.

          Liquidated Damages shall be (i) an amount equal to the Rental which, but for termination of this Lease, would have become due during the remainder of the Term, less the amount of Rental, if any, which Landlord shall receive during such period from others to whom the Premises may be rented (other than any Additional Rental received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), in which case such Liquidated Damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following termination of the Lease and continuing until the date on which the Term would have expired but for such termination, and any suit or action brought to collect any such Liquidated Damages for any month shall not in any manner prejudice the right of Landlord to collect any Liquidated Damages for any subsequent month by a similar proceeding; or (ii) upon any reletting of the Premises, an amount equal to the present worth (as of the date of such termination) of Rental which, but for termination of this Lease, would have become due during the remainder of the Term, less the fair rental value of the Premises, as determine by an independent real estate appraiser named by Landlord, in which case such Liquidated Damages shall be payable to Landlord in one lump sum on demand and shall bear interest at the Default Rate until paid. For purposes of this clause (ii), "present worth" shall be computed by discounting such amount to present worth at a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank nearest to the location of the Shopping Center.

          If this Lease is terminated pursuant to Section 17.2, Landlord may relet the Premises or any part thereof, alone or together with other premises, for such period or periods (which may be greater or less than the period which otherwise would have constituted the balance of the Term) and on such terms and conditions (which may include concessions for free rent and alterations of the Premises) as Landlord, in its discretion, may determine, but Landlord shall have no duty to relet the Premises and shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such reletting.

          Notwithstanding the foregoing, Landlord agrees to use its reasonable efforts to relet the Premises so as to mitigate damages, however, in so mitigating damages, Landlord shall not be required to relet the Premises in prejudice to other vacant spaces.

                                 ARTICLE XVIII

                          SUBORDINATION AND ATTORNMENT

          Section 18.1 Subordination. Unless a Mortgagee shall otherwise elect, as provided in Section 18.2, Tenant's rights under this Lease are and shall remain subject and subordinate to the operation and effect of each Mortgage. Tenant's acknowledgment and agreement of subordination provided for in this Section is self-operative and no further instrument of subordination shall be required; however, Tenant shall execute such further assurances thereof as shall be requisite or as may be requested from time to time by Landlord or a Mortgagee. Notwithstanding such subordination, Tenant acknowledges that Mortgagee may, upon foreclosure, sell the property encumbered by the Mortgage subject to the Lease.

          Simultaneously with execution of this Lease, Tenant shall execute and deliver to Landlord the Agreement of Subordination, Non-Disturbance and Attornment attached to this Lease as Schedule E.

          Section 18.2 Mortgagee's Unilateral Subordination. If a Mortgagee shall so elect by notice to Tenant or by the recording of a unilateral declaration of subordination, this Lease and Tenant's rights hereunder shall be superior and prior in right to the Mortgage of which such Mortgagee has the benefit, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such Mortgage, subject, nevertheless, to such conditions as may be set forth and any such notice of declaration.

          Section 18.3 Attornment. If any person shall succeed to all or part of Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, and if so requested or required by such successor in interest, Tenant shall attorn to such successor, and execute such evidence confirming same, as such successor in interest shall reasonably request.

                                  ARTICLE XIX

                                    NOTICES

          Section 19.1 Sending of Notices. Any notice, request, demand, approval or consent permitted or required to be given under this Lease shall be in writing and shall be delivered in person with signed receipt or sent by Federal Express or by United States registered or certified mail, return receipt requested, with all postage or delivery charges prepaid, addressed, if intended for Landlord (including payment of Rental and reports required of Tenant under this Lease), at the Landlord Notice Address, with a copy to Landlord's management office at the Shopping Center, or if intended for Tenant, to Tenant at the Tenant Notice Address. Either party may, at any time, change its address for the above purposes by sending a notice to the other party stating the change and setting forth the new address. Items forwarded pursuant to this Section shall be deemed conclusively to have been received by the addressee, if delivered in person as of the date of the delivery receipt, if forwarded by Federal Express as of the business day next following the date shown on the sender's receipt from Federal Express, and if by United States registered or certified mail as of the business day next following the date deposited in the United States mail.

          Landlord and Tenant may send notices via telecopier transmittal, but such item shall not be deemed conclusively to have been received by the addressee until a hard copy of same is: (a) if delivered in person, as of the date of the delivery receipt, (b) if forwarded by Federal Express, as of the business day next following the date shown on the sender's receipt from Federal Express, and (c) if by United States registered or certified mail, as of the business day next following the date deposited in the United States mail.

          Section 19.2 Notice to Mortgagees. If any Mortgagee shall notify Tenant that it is the holder of a Mortgage affecting the Premises, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such Mortgagee in the manner prescribed in the above Section and to such address as such Mortgagee shall designate.

                                   ARTICLE XX

                            BANKRUPTCY OR INSOLVENCY

          Section 20.1 Tenant's Interest Not Transferable. Neither Tenant's interest in this Lease, nor any estate hereby created in Tenant nor any interest herein or therein, shall pass to any trustee, except as may specifically be provided pursuant to 11 U.S.C. 101 et seq. (the "Bankruptcy Code"), or to any receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided pursuant to the Bankruptcy Code.

          Section 20.2 Termination. In the event the interest or estate created in Tenant hereby shall be taken in execution or by other process of law, or if Tenant's Guarantor, if any, or his executors, administrators, or assigns, if any, shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state law, or if a receiver or trustee of the property of Tenant or Tenant's Guarantor, if any, shall be appointed by reason of the insolvency or inability of Tenant or Tenant's Guarantor, if any, to pay its debts, or if any assignment shall be made of the property of Tenant or Tenant's Guarantor, if any, for the benefit of creditors, then, and in any such events, this Lease and all rights of Tenant shall automatically cease and terminate with the same force and effect as though the date of such event were the date originally set forth herein and fixed for the expiration of the Term, and Tenant shall vacate and surrender the Premises but shall remain liable as herein provided.

          Section 20.3 Tenant's Obligation to Avoid Creditors' Proceedings. Tenant or Tenant's Guarantor, if any, shall not cause or give cause for the appointment of a trustee or receiver of the assets of Tenant or Tenant's Guarantor, if any, and shall not make any assignment for the benefit of creditors, or become or be adjudicated insolvent. The allowance of any petition under any insolvency law, except under the Bankruptcy Code, or the appointment of a trustee or receiver of Tenant or Tenant's Guarantor, if any, or of the assets of either of them, shall be conclusive evidence that Tenant caused, or gave cause, therefor, unless such allowance of the petition, or the appointment of a trustee or receiver, is vacated within thirty (30) days after such allowance or appointment. Any act described in this Section 20.3 shall be deemed a material breach of Tenant's obligations hereunder, and this Lease shall thereupon automatically terminate. Landlord does, in addition, reserve any and all other remedies provided in this Lease and under all laws.

          Section 20.4 Rights and Obligations Under the Bankruptcy Code. (a) Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed, agrees as follows: (i) to perform each and every obligation of Tenant under this Lease, including, but not limited to, the manner of use and operation as provided in Article IV and Article VIII until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; (ii) to pay monthly in advance on the first day of each month, as reasonable compensation for use and occupancy of the Premises, an amount equal to the monthly installment of Annual Basic Rental and other charges otherwise due pursuant to this Lease and to pay Annual Percentage Rental monthly at the percentage set forth in this Lease for the Rental Year in which such month falls on all sales during such month in excess of one-twelfth (1/12th) of the breakpoint for such Rental Year, with payment of all such percentage rent to be made by the tenth (10th) day of the succeeding month; (iii) to reject or assume this Lease within sixty (60) days of the appointment of such trustee under Chapter 7 of the Bankruptcy Code or within one hundred twenty (120) days (or such shorter term as Landlord, in its sole discretion, may deem reasonable, so long as notice of such period is given) of the filing of a petition under any other Chapter of the Bankruptcy Code; (iv) to give Landlord at least forty-five
(45) days' prior written notice of any proceeding related to any assumption of this Lease; (v) to give at least thirty (30) days' prior written notice of any abandonment of the Premises, with any such abandonment to be deemed a rejection of this Lease and an abandonment of any property not previously moved from the Premises; (vi) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code; (vii) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (viii) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

          (b) No default of this Lease by Tenant, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by Landlord. It is understood and agreed that this is a lease of real property in a shopping center and that, therefore, Section 365(b)(3) of the Bankruptcy Code is applicable to any proposed assumption of this Lease in a bankruptcy case. Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignments are the following: (i) the cure of any monetary defaults and the reimbursement of any pecuniary loss immediately upon entry of a court order providing for assumption and/or assignment; (ii) the deposit of a sum equal to three (3) months rent to be held by Landlord as a security deposit; (iii) the use of the Premises as set forth in Article IV and the quality, quantity and/or lines of merchandise of any goods or services required to be offered for sale are unchanged; (iv) the debtor, debtor in possession, trustee, or assignee of such entity demonstrates in writing that it has sufficient background including, but not limited to, substantial retailing experience in shopping centers of comparable size and financial ability to operate a retail establishment of the Premises in the manner contemplated in this Lease, and meets all other reasonable criteria of Landlord as did Tenant upon execution of this Lease; (v) the prior written consent of any Mortgagee to which this Lease has been assigned as collateral security; and (vi) the Premises, at all times, remains a single store and no physical changes of any kind may be made to the Premises unless in compliance with the applicable provisions of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

                                  ARTICLE XXI

                                 MISCELLANEOUS

          Section 21.1 Parties' Option to Terminate Lease. Notwithstanding any provisions herein to the contrary, if for any reason whatsoever the Premises shall not be Ready for Occupancy on or before the date nine (9) months after the date of this Lease, Landlord or Tenant may elect to terminate this Lease by giving notice of such election to the other party at any time thereafter but prior to the date the Premises become Ready for Occupancy. If such notice is given, this Lease and the rights and obligations of the parties hereunder shall thereupon cease and terminate without need for the execution of any further or other instrument, but, if Landlord shall request, Tenant shall execute an instrument, in recordable form, whereby Tenant releases and surrenders all right, title and interest which it may have in and to the Premises under this Lease or otherwise.

          Section 21.2 Estoppel Certificates. At any time and from time to time, within ten (10) days after Landlord shall request the same, Tenant will execute, acknowledge and deliver to Landlord and to such Mortgagee or other party as may be designated by Landlord, a certificate in the form attached hereto as Schedule "D," with respect to the matters set forth on Schedule "D," and such other matters relating to this Lease or the status of performance of obligations of the parties hereunder as may be reasonably requested by Landlord. In the event that Tenant fails to provide such certificate within ten (10) days after request by Landlord therefor, Tenant shall be deemed to have approved the contents of any such certificate submitted to Tenant by Landlord and Landlord is hereby authorized to so certify.

          Section 21.3 Inspections by Landlord. Landlord, its agents, employees and contractors shall have the right to enter all parts of the Premises after forty-eight (48) hours prior notice (unless Landlord determines in good faith that an emergency exists, in which case no prior notice shall be required), to inspect the same and to enforce or carry out any provision of this Lease.

          Section 21.4 Memorandum of Lease. The parties hereby agree that, upon the request of either party, each will execute, acknowledge and deliver in short form a memorandum of this Lease in recordable form. Recording, filing and like charges and any stamps, charges for recording, transfer or other tax shall be paid by the party requesting such recordation. In the event of termination of this Lease, within thirty (30) days after written request from Landlord, Tenant agrees to execute, acknowledge and deliver to Landlord an agreement removing such short form of lease from record.

          Section 21.5 Remedies Cumulative. No reference to any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach shall constitute a waiver of such breach. No waiver by Landlord of any breach by Tenant under this Lease or of any breach by any other tenant under any other lease of any portion of the Shopping Center shall affect or alter this Lease. Except to the extent this Lease expressly provides otherwise as to a specified matter, any consent or approval of Landlord with respect to any matter in connection with this Lease may be granted or withheld by Landlord in its sole and absolute discretion.

          No reference to any specific right or remedy shall preclude Tenant from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity. No failure by Tenant to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach, agreement, term, covenant or condition. No waiver by Tenant of any breach by Landlord under this Lease shall affect this Lease in any way whatsoever.

          Section 21.6 Successors and Assigns. This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, Tenant and their respective successors and assigns; provided, however, no rights shall inure to the benefit of any assignee or successor of Tenant to the extent such assignee or successor acquired any purported interest herein in violation of Article XVI. Upon any sale or other transfer by Landlord of its interest in the Premises, and assumption of possession of the Premises by the transferee, such transferee shall be solely responsible for all obligations of Landlord under this Lease accruing thereafter.

          Section 21.7 Compliance with Laws and Regulations. Except to the extent compliance action is necessitated by Landlord's violation of any Laws or of any rules, orders or regulations referred to in clause (b) hereof (in which event Tenant shall cooperate with Landlord, at Landlord's expense, in correcting such violation), Tenant, at its sole cost and expense, shall comply with and shall cause the Premises to comply with (a) all Laws affecting the Premises or any part thereof, or the use thereof, including, but not limited to, those which require the making of any unforeseen or extraordinary changes, whether or not any such Laws which may be hereafter enacted involve a change of policy on the part of the governmental body enacting the same, and (b) all rules, orders and regulations of the National Board of Fire Underwriters or Landlord's fire insurance rating organization or other bodies exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions which apply to the Premises.

          Section 21.8 Captions and Headings. The table of contents and the article and section captions and headings are for convenience of reference only and in no way shall be used to construe or modify the provisions set forth in this Lease.

          Section 21.9 Joint and Several Liability. If two (2) or more individuals, corporations, partnerships or other business association (or any combination of two (2) or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay rental and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreement given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are by law subject to personal liability, the liability of each such member shall be joint and several.

          Section 21.10 Broker's Commission. Each of the parties represents and warrants that it has not engaged any broker, agent or finder which is entitled to any brokerage commissions, finders' fees or other compensation in connection with the execution of this Lease, and agrees to indemnify the other against, and hold it harmless from, all liability, including, without limitation, attorneys' fees, arising from any such claim by any person alleged to have been engaged by the indemnifying party.

          Section 21.11 No Discrimination. Tenant will not discriminate in the conduct and operation of its business in the Premises against any person or group of persons because of the race, creed, color, sex, age, national origin or ancestry of such person or group of persons.

          Section 21.12 No Joint Venture. Any intention to create a joint venture or partnership relation between the parties hereto is hereby expressly disclaimed. The provision of this Lease in regard to the payment by Tenant and the acceptance by Landlord of Annual Percentage Rental is a reservation for rent for the use of the Premises and not a participation by Landlord in the income or profits of Tenant as such.

          Section 21.13 No Option. The submission of this Lease to Tenant for examination does not constitute a reservation of or option for the Premises, and this Lease shall become effective only upon execution and delivery thereof by both parties.

          Section 21.14 No Modification. This writing is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can be modified only by a writing signed by both Landlord and Tenant.

          Section 21.15 Severability. If any term or provision, or any portion thereof, of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

          Section 21.16 Third Party Beneficiary. Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary except rights contained herein for the benefit of a Mortgagee.

          Section 21.17 Corporate, Partnership Tenants. In the event Tenant is a corporation or a partnership, Tenant and the persons executing this Lease on behalf of Tenant, hereby covenant and warrant that: Tenant is a duly constituted corporation or partnership which will be qualified to do business in the State as of the Effective Date; Tenant has taken all necessary corporate or partnership action to approve its execution of this Lease; and such persons are duly authorized by the board of directors or managing partner of such entity to execute and deliver this Lease on behalf of such entity.

          Section 21.18 Applicable Law. This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the State, without regard to principles of conflict of laws.

          Section 21.19 Performance of Landlord's Obligations by Mortgagee. Tenant shall accept performance of any of Landlord's obligations hereunder by any Mortgagee.

          Section 21.20 Waiver of Counterclaims and Trial by Jury. Landlord and Tenant hereby mutually waive any and all rights which either may have to a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease. Tenant shall not impose any counterclaim or counterclaims in summary proceeding or other action based on termination or holdover, except to the extent that Tenant's failure to make such claim in such proceeding would, as a matter of law, preclude Tenant from raising such claim in any other proceeding or forum.

          Notwithstanding anything to the contrary contained herein, Tenant shall be obligated to waive its right to a jury trial only in the instance where Tenant has failed to pay any Rental due under this Lease.

          Section 21.21 Exculpation. If Tenant shall recover any judgment against Landlord in connection with this Lease, such judgment shall be satisfied out of the Landlord's interest in the Shopping Center, including Landlord's rental income from the Shopping Center, including Landlord's rental income from the Shopping Center, the proceeds of sale received upon the execution of such judgment and levy thereon against the right, title and interest of Landlord in the Shopping Center and any insurance or condemnation proceeds received by Landlord because of damage to, or condemnation of, the Shopping Center and available for use by Landlord. Neither Landlord nor any of the partners comprising Landlord shall be personally liable for any deficiency. The covenants of this Lease shall run with the land and all personal liability of Landlord shall cease in the event of sale or transfer of its interest.

          If Tenant claims or asserts that Landlord has violated or failed to perform a covenant of Landlord not to unreasonably withhold or delay Landlord's consent or approval, Tenant 's sole remedy shall be an action for specific performance, declaratory judgment or injunction and in no event shall Tenant be entitled to any money damages for a breach of such covenant and in no event shall Tenant claim or assert any claim for any money damages in any action or by way of set off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other remedies.

          Section 21.22  Security Interest.  Intentionally Omitted.

          Section 21.23 Survival. To the extent any covenants or obligations of either party hereunder, either by the express terms of this Lease or by reasonable implication, are intended to survive termination of this Lease, the same shall survive such termination.

          Section 21.24 Additional Rent. Any amounts to be paid by Tenant to Landlord pursuant to the provisions of this Lease, whether such payments are to be periodic and recurring or not, shall be deemed to be "additional rent" and otherwise subject to all provision of this Lease and of law as to the default of the payment of rent.

          Section 21.25 Financial Statement. Upon execution of this Lease by Tenant and thereafter within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord a copy of the audited financial statement or annual report of Tenant for the most recently completed fiscal period.



          IN WITNESS WHEREOF, the parties hereto intended to be legally bound hereby have executed this Lease under seal as of the Effective Date.

          THIS LEASE MUST BE EXECUTED FOR TENANT, (A) IF A CORPORATION, BY THE PRESIDENT OR VICE-PRESIDENT AND BE ATTESTED BY THE SECRETARY OR ASSISTANT SECRETARY, UNLESS THE BYLAWS OR A RESOLUTION OF THE BOARD OF DIRECTORS SHALL PROVIDE THAT OTHER OFFICERS ARE AUTHORIZED TO EXECUTE THIS LEASE, IN WHICH EVENT A CERTIFIED COPY OF THE BYLAWS OR RESOLUTION, AS THE CASE MAY BE, MUST BE FURNISHED; (B) IF A PARTNERSHIP WITH A CORPORATION AS ITS MANAGING GENERAL PARTNER, BY THE OFFICERS OF SUCH CORPORATION IN THE MANNER STATED UNDER CLAUSE
(A); OR (C) IF A PARTNERSHIP WITH AN INDIVIDUAL AS ITS MANAGING GENERAL PARTNER, BY SUCH INDIVIDUAL AND WITNESSED BY ANOTHER PARTNER THEREOF. THE CORPORATE SEAL OF ANY CORPORATE TENANT OR OF ANY TENANT CORPORATE SIGNATORY MUST BE AFFIXED. THE INDIVIDUALS SIGNING THIS LEASE ON BEHALF OF TENANT THEREBY PERSONALLY MAKE THE COVENANTS AND WARRANTIES CONTAINED IN SECTION 21.17.

ATTEST:                             TENANT:
                                    ASHWORTH STORE I, INC.




/s/ MONICA M. MCKENZIE              By:/s/ RICHARD H. WERSCHKUL
---------------------------------      ___________________________(SEAL)
    Monica M. McKenzie, Secretary          Richard H. Werschkul


                                    Title: President
                                          -------------------------

                                    Date:  5/2/95
                                          -------------------------



                                (CORPORATE SEAL)



                             TENANT ACKNOWLEDGEMENT


STATE OF CALIFORNIA       )
                          )  S.S.
COUNTY OF SAN DIEGO       )

          Before me, a Notary Public of the State aforesaid, personally appeared Richard H. Werschkul, known to me (or proved to me) to be the person whose name is subscribed to the foregoing instrument, and known to me to be the President of ASHWORTH STORE I, INC., a Delaware corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, and as the act of said ASHWORTH STORE I, INC. Given under my hand and official seal this 2nd day of May, 1995.


                                        /s/NANCY C. MINKUS
                                        ____________________

                                        Notary Public

My Commission Expires:

      12-6-96
----------------------


                                        (NOTARY PUBLIC SEAL)

ATTEST:                                LANDLORD:
                                       ARIZONA FACTORY SHOPS PARTNERSHIP, an
                                       Arizona general partnership

                                       By:   Arizona Factory Shops Limited
                                             Partnership, a Delaware limited
                                             partnership

                                       By:   Prime Retail, L.P., its
                                             general partner

                                       By:   Prime Retail, Inc., its
                                             general partner


 /s/J. ????????                        By: /s/WILLIAM H. CARPENTER, JR.
_________________________                  ------------------------------------
Assistant Secretary                    Name: William H. Carpenter, Jr.

                                       Title:  President

                                       Date: May 11, 1995



                            LANDLORD ACKNOWLEDGEMENT

STATE OF  MARYLAND )
                   )  S.S.
COUNTY OF BALTIMORE)

          Before me, a Notary Public of the State aforesaid, personally appeared William H. Carpenter, Jr., known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be the President of Prime Retail, Inc., a Maryland corporation, which is the General Partner of Prime Retail, L.P., a Delaware limited partnership, which is the General Partner of Arizona Factory Shops Limited Partnership, which is the General Partner of Arizona Factory Shops Partnership, an Arizona general partnership and acknowledged to me that he, as the authorized officer of said corporation, and in such capacity, executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation. Given under my hand and official seal this 15th day of May, 1995.

                                    /s/Angela N. Citho
                                    ------------------------------------
                                    Notary Public
My Commission Expires:

         2/8/99
------------------------------

                            RIDER TO LEASE AGREEMENT

          THIS RIDER TO LEASE AGREEMENT (this "Rider") is made as of the Effective Date by and between ARIZONA FACTORY SHOPS PARTNERSHIP, an Arizona general partnership ("Landlord"), and ASHWORTH STORE I, INC., a Delaware corporation ("Tenant"). This Rider is a part of that certain Lease Agreement (the "Lease") to which it is attached and which Lease is dated of even date herewith.

1. Tenant Allowance. Landlord agrees to pay Tenant an allowance not to exceed Five Dollars ($5.00) multiplied by Tenant's Floor Area toward the documented cost of Tenant's leasehold improvements in the Premises (the "Allowance"). Provided Tenant has complied with all terms and conditions of the Lease, payment of the Allowance shall be made within sixty (60) calendar days after the last to occur of:

   (a) Completion of the improvements required to be made by Tenant to obtain an unconditional, permanent Certificate of Occupancy;

   (b)  The Rental Commencement Date;

   (c) The date Tenant opens its store in the Premises;

   (d) The execution by Tenant and delivery to Landlord of this Lease and (if required) the certificate described in Section 21.2 of the Lease;

   (e) The delivery to Landlord of copies of receipted bills for such work;
       and

   (f) The execution by Tenant and each of its contractors, suppliers and materialmen and the delivery to Landlord of a valid and enforceable waiver of lien in form and substance satisfactory to Landlord for all work, labor, services or material performed or furnished by, through or under such contractor, supplier or materialman for Tenant in respect of the Premises including such waiving party's sworn affidavit that all contractors, suppliers or materialmen of such waiving party have been paid in full.

    Landlord shall have the right to deduct from the Allowance at time of payment any outstanding sums due and payable to Landlord which Tenant has failed to pay within the time required for payment under the Lease.

2. Option to Renew. Provided that Tenant is not in default in the payment of Rental or in the performance of any other obligation under the Lease, and Tenant's Gross Sales during the twelve (12) month period immediately preceding the date Tenant must notify Landlord of its intention to renew exceed the applicable Breakpoint, Tenant shall have the right to renew the Lease for one (1) additional term (the "Renewal Term") of five (5) years, following the end of the original Term, provided that Tenant gives Landlord written notice of its intention to renew for the Renewal Term not later than ninety (90) days prior to the expiration of the original Term. Any renewal of the Lease shall be upon the same terms and conditions as the original Lease except that (a) Annual Basic Rental for the Renewal Term shall be increased at the beginning of the Renewal Term to, for Rental Years 6-7, Nineteen Dollars ($19.00), for Rental Year 8, Twenty Dollars ($20.00) and for Rental Years 9-10, Twenty-one Dollars ($21.00) multiplied in each case by Tenant's Floor Area; (b) upon adjustment of the Annual Basic Rental at the commencement of the Renewal Term, the Tenant's Breakpoint shall be increased to an amount equal to Three Hundred Dollars ($300.00) multiplied by Tenant's Floor Area; and (c) Tenant shall have no further right to renew the Lease beyond the Renewal Term.


          IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby have executed this Rider as of the day and year first above written.


WITNESS:                                    TENANT:
                                            ASHWORTH STORE I, INC.


/s/MONICA M. MCKENZIE                       By: /s/RICHARD H. WERSCHKUL (SEAL)
________________________________            _________________________________
Monica M. McKenzie, Secretary               Richard H. Werschkul

                                            Title: President
                                            _________________________________


                                            Date: 5/2/95
                                            _________________________________



                                (CORPORATE SEAL)

ATTEST:                                    LANDLORD:
                                           ARIZONA FACTORY SHOPS PARTNERSHIP,
                                           an Arizona general partnership

                                           By:  Arizona Factory Shops Limited
                                                Partnership, a Delaware
                                                limited partnership

                                           By:  Prime Retail, L.P., its
                                                general partner

                                           By:  Prime Retail, Inc., its
                                                general partner


        T. ??????????                      By:  /s/WILLIAM H. CARPENTER, JR.
--------------------------------               --------------------------------
Assistant Secretary                        Name:  William H. Carpenter, Jr.

                                           Title:  President

                                           Date:   May 11, 1995
                                               --------------------------------

                            [DRAWING APPEARS HERE]





              [SCHEDULE "A" DRAWING SHOWING LANDLORD'S BUILDING]



                                      A PROJECT OF:    [LOGO]

                                  PRIME RETAIL L.P.
                              100 East Pratt Street
                                         19th Floor
                          Baltimore, Maryland 21201

                          For Leasing info contact:
                        (800)628-9467 (410)234-0782

                            [DRAWING APPEARS HERE]





SCHEDULE "A2"-Drawing showing location of the Premises

TENANT: Ashworth Factory Store

LEASE SPACE NO: 815

AREA (SF): 4070


NOTES:
1. This exhibit is purely diagrammatic and only for the purpose of indicating the location of the Demised Premises.
2. Dimensions indicated for the Demised Premises are measured:
   (1) from the center of party walls, (2) to the exterior face of exterior walls, and (3) to the exterior face of walls dividing the Demised Premises from any and all common area as the case may be.
3. Cross hatching indicates the Demised Premises.
4. All dimensions and square footage are approximate.





                                      A PROJECT OF:    [LOGO]

                                  PRIME RETAIL L.P.
                              100 East Pratt Street
                                         19th Floor
                          Baltimore, Maryland 21201

                          For Leasing info contact:
                        (800)628-9467 (410)234-0782

                            SCHEDULE B - WHITE BOX

               DESCRIPTION OF LANDLORD'S WORK AND TENANT'S WORK

A. GENERAL

     These specifications are prepared to aid Tenant in preparing and executing Tenant's improvement plan. Tenant should refer to the building plans and specifications indicated on the Lease Outline Drawing (L.O.D.) provided by Landlord, and confirm all measurements and as-built conditions with Landlord's tenant coordinator, and by visual inspection of the Premises before starting construction. In cases where these requirements are in conflict with Landlord's completed building plans or completed buildings, information in the completed building plans or completed building shall take precedence over these requirements. Prior to starting construction, Tenant shall provide completed working drawings and specifications for the construction of the Premises, in a preliminary and then final submission in order to receive Landlord's written approval. Tenant's contractor must be approved by Landlord prior to the start of construction.

B. LANDLORD'S WORK

      1. Demising Partitions

         Partitions between Tenant and exit/service corridors shall be one (1) hour rated construction with 5/8" drywall on both sides where applicable. Demising partitions between Tenant and other tenants shall be one (1) hour rated dry wall/metal stud construction. Dry wall will be installed on both sides of the partition and shall extend from the finished floor slab to the underside of the steel structure and/or existing ceiling. All walls will be taped, spackled, sanded smooth, and ready for tenant's paint finish. Tenant shall provide all other interior drywall partitions and finishes above and beyond the perimeter walls. Exterior walls, other than demising walls between tenants, shall not be provided with drywall.

      2. Stockroom Partition

         As indicated on the L.O.D., furnish and install a partition from floor to acoustical ceiling, consisting of 3 5/8" steel studs with 5/8" gypsum board on both sides, taped, sanded, and ready for Tenant's finish. One 3'0" hollow core door with standard passage hardware into stockroom will be provided. Location of partition wall must not interfere with fire sprinkler head locations. Stock room location cannot interfere with emergency exit requirements.

      3. Storefront

         Furnish and install a prefinished glass and aluminum storefront, with double doors, including standard construction lockset hardware, doors to be in location shown on L.O.D.

         A gypsum board and metal stud bulkhead will be installed above the storefront and across the interior front of the Premises.

      4. Storefront Display Platform

         Landlord will frame and install a wooden display platform along Tenant's storefront, ready for Tenant finish.

      5. Floor Slabs

         Four inch (4") average concrete slab on grade designed to support a live load of 75 pounds per square foot. No depressions, recesses, or penetrations in floor system will be permitted without prior written permission from Landlord.

      6. Egress Door

         An exterior service door or a service corridor egress door, if any, with construction hardware, only if required by the jurisdictional authorities or Landlord's insurance carrier. The location of such egress door, if any, shall be as indicated on the L.O.D.

      7. Fire Protection Sprinklers

         A fire protection sprinkler system, including feed and/or cross mains and branch lines, installed in a grid pattern, shall be located within the Premises, at an elevation indicated on the L.O.D. The quantity of base building standard fire protection sprinkler heads provided by Landlord shall be the minimum required by code or governing agencies up to a maximum coverage of one (1) head per 140 square feet of Tenant's Floor Area. Additional installation or relocation of sprinkler heads required due to Tenant layout, storerooms, offices, dressing rooms, etc. shall be performed by Landlord at Tenant's expense.

      8. Suspended Ceiling

         Standard 2' x 4' white ceiling tile with 5/8" white T-Bar grid. Ceiling at height of ten (10) feet.

      9. HVAC Equipment

         Landlord-supplied HVAC system in accordance with applicable codes including thermostat. All roof top units and air distribution systems for Tenant's spaces will be designed, furnished and installed by Landlord. Additional roof top curbs or penetrations shall be by Landlord at Tenant's expense.

         Internal loading exceeding that referenced above and requiring additional equipment and/or revised design shall be by Landlord at Tenant's expense.

     10. Electrical

         (a) Landlord will provide individually metered 227/480 volts, 3-phase electrical service for distribution within the Premises.

         (b) Surface and wall-mounted duplex convenience outlets installed within the Premises, one per 30 linear feet of demising partition wall, or as otherwise required by code.

         (c) Recessed 2' x 4' fluorescent light fixtures at the approximate rate of one fixture per 90 square feet of leased area in the sales area and one (1) 8' fixture per 100 square feet in stockrooms. Stockroom lighting will be exposed fluorescent strip lighting.

         (d) Landlord will provide track along interior storefront bulkhead. Track head fixtures to be purchased by Tenant.

         (e) Emergency lighting and exit signs per code.

     11. Utilities

         (a) Electrical - Individually metered per space. Tenant will obtain meter from local power company. Tenant must make application for permanent power prior to taking possession of the Premises.

         (b) Telephone - An empty telephone conduit (with pull string) shall be installed from the Premises to a telephone room located within the common area of the building. Individual telephone backboards, switchgear, wiring, equipment installation or services is not supplied by Landlord.

         (c) Gas - Landlord may arrange with the local utility providing gas service to bring gas service to a service/metering point in the Shopping Center. Any available gas service, including the quantity thereof, will depend upon the availability of gas provided to Landlord's Building by the utility company. Landlord makes no warranty as to the quantity of gas available. Landlord reserves the right to allocate gas service within Landlord's Building if the utility company limits the quantities of gas supplied to Landlord's Building. Tenants requiring gas shall arrange with the local utility providing gas service for a service meter at the point indicated on the Lease Outline Drawing.

     12. Bathroom

         One bathroom, or minimum required by code, including sink, toilet, hot water heater, exhaust fan, VCT/BASE, mirror, and toilet paper dispenser.

     13. Pre-Opening Services

         Pre-Opening Services in the Premises are provided to Tenant by Landlord. Pre-Opening Services include:

         (a) Pre-Opening Utility Services. Power during normal working hours only until Tenant's permanent power system is available or for 45 days, whichever comes first. Tenant's electrical contractor shall be required to provide ground fault protection for power equipment needed in the Premises.

         (b) Pre-Grand Opening Trash Removal. Construction and/or merchandising trash deposited by Tenant at the service door of the Premises shall be removed daily by Landlord. This service will be provided only to tenants constructing and/or merchandising their Premises on or before the Grand Opening Date. Tenants not constructing and/or merchandising until after the Grand Opening Date shall be responsible for removal of such trash at Tenant's expense.

         (c) Tenant Coordination Services. Landlord will provide a tenant coordinator to facilitate the coordination of work between Landlord and Tenant. This service will be provided by at least one on-site coordinator until 30 days after the Grand Opening; thereafter tenant coordination services may be performed through Landlord's home office.

         (d) Tenant Store Plan Review. Landlord will review plans provided by Tenant for improvements to the Premises for compliance with the design criteria.

         (e) Sign Coordination. Landlord will coordinate the fabrication and installation of Tenant's signs.

         (f) Tenant Sign Plan Review. Landlord will review sign plans prepared by Tenant for compliance with the sign criteria.

C. TENANT'S WORK

      1. Interior Partitions

         All interior partitions except those indicated in Landlord's Work Section B, shall be by Tenant at Tenant's expense. Includes all drop walls, curtain walls, lowered ceilings, soffitted areas, light covers, platform finish and store fixtures.

      2. Electrical

         (a) All fluorescent or incandescent lighting fixtures other than those supplied by Landlord. Bare lamp fluorescent or incandescent fixtures may only be used in stockrooms.

         (b) Additional electrical panel requirements, outlets, light fixtures and lamping, including conduit, wiring and connections from light fixtures to "J" boxes.

         (c) Any increase in the amount, number or locations of electrical service or fixtures above Landlord's Work for electrical service or distribution due to Tenant's use or equipment shall be by Tenant at Tenant's expense.

         (d) Individually metered per space. Tenant will obtain meter from local power company. Tenant must make application for permanent power prior to taking possession of the Premises.

      3. Display Platform Finish

         Tenant is required to finish Landlord installed display platform with one of the following materials: stone, ceramic tile or prefinished wood. Said finish must be approved by Landlord. Carpet and VCT will not be allowed.

      4. Finishes

         All custom wall finishes (paint, slatwall, wallpaper, etc.) and floor finishes. Carpeting and/or quality floor coverings such as ceramic tile, stone or wood are suggested for use in Tenant's public area. Tenants are encouraged to use upgraded finishes in keeping with the overall quality of the Shopping Center.

      5. Heating, Ventilation, and Air Conditioning (HVAC)

         Special or additional heating, ventilation and air conditioning requirements and/or equipment over Landlord's improvements needed to meet requirements for Tenant's use or equipment.

      6. Signs

         All interior and exterior signs, the size, design and locations shall conform to Landlord's requirements as specified in Schedule C. PLANS WITH SPECIFICATIONS AND CAMERA-READY ARTWORK FOR ALL SIGNS SHALL BE SUBMITTED FOR APPROVAL BY LANDLORD BY A DATE DESIGNATED BY LANDLORD. SIGNS SHALL BE FABRICATED AND INSTALLED BY LANDLORD AT TENANT'S EXPENSE. (See Section E.1.)

      7. Cash Wraps

         All cash wraps, counter, cabinetry, store fixtures, etc. are to be supplied and installed by Tenant.

      8. Other

         All other items of work which are not expressly made a part of Landlord's Work shall be Tenant's Work, to be performed at Tenant's expense.

D. PROCEDURES FOR TENANT'S WORK

      1. Plans and Specifications

         After receipt of Landlord's L.O.D., Tenant shall promptly prepare plans and specifications for the interior improvements to the Premises showing in detail the nature and scope of work to be completed by Tenant. Tenant must verify the L.O.D.

      2. Approval of Tenant's Plans

         Tenant will furnish Landlord with a complete set of reproducible plans and specifications for Tenant's improvements and work to be sealed by a licensed architect, if required by local authorities. The plans and specifications shall include, but not be limited to, details as to colors, material types, and other such information as shall be required by Landlord and or the local building department to ensure that Tenant's improvements and work shall be of a first-class design and quality. NO WORK SHALL BEGIN ON THE PREMISES BY TENANT UNTIL LANDLORD HAS APPROVED TENANT'S PLANS AND SPECIFICATIONS IN WRITING.

The following applies if Tenant is not using Landlord's building contractor for its Tenant improvements:

      3. Contractor

         NO WORK SHALL BEGIN ON THE PREMISES BY TENANT UNTIL LANDLORD HAS APPROVED TENANT'S GENERAL CONTRACTOR AND RECEIVED SUCH GENERAL CONTRACTOR'S INSURANCE CERTIFICATE NAMING LANDLORD AND LANDLORD'S ENTITIES AND SUCCESSORS AS ADDITIONAL INSURED. A COMPLETE LIST OF SUBCONTRACTORS ALONG WITH A COPY OF THE BUILDING PERMIT SHALL BE DELIVERED TO LANDLORD PRIOR TO COMMENCING ANY WORK. Tenant's general contractor shall work in conjunction with Landlord's building contractor so that Tenant's contractor does not interfere or delay the construction process for Landlord's building. Tenant's contractor must perform the work in such a manner as not to cause harm to Landlord's Work, delay the progress of such work or create conflicts with labor organizations.

         Landlord reserves the right to remove the Tenant's general contractor if any such labor problems arise. Tenant's contractor is responsible for full coordination with Landlord's tenant coordinator and compliance with all established policies and procedures.

      4. Permits

         Tenant's Work must comply with all applicable building codes and local ordinances, and Tenant shall be responsible for securing all required permits before commencing such work. Tenant shall provide Landlord's tenant coordinator with copies of all such permits. Permits shall be Tenant's sole responsibility.

      5. Special Requirements for Roof and Floor Penetrations

         Any work, including cutting, venting or duct installation, which involves cutting into, or penetrating in any manner, the existing roof or floor, structure and/or roofing or flooring material MUST BE PERFORMED BY LANDLORD'S CONTRACTOR AT TENANT'S EXPENSE. Tenant shall not permit his contractor or any subcontractor to perform such work. Tenant shall be liable for all damage resulting from unauthorized roof penetrations and their consequent effect on the integrity of the roof and its guarantee by the manufacturer or contractor. Certain roof, floor and wall penetrations may require structural improvements to be determined by Landlord's structural engineer and performed by Landlord's contractor.

      6. Insurance

         Tenant should make early arrangements with an insurance company to provide the coverages required within the Lease. PRIOR TO START OF TENANT'S WORK, LANDLORD MUST RECEIVE THE CERTIFICATE OF INSURANCE REQUIRED UNDER THE TERMS OF THE LEASE.

      7. Notice of Non-responsibility

         Landlord shall have the right to post and record a notice of non-responsibility for work being performed by Tenant within the premises as permitted by law. Tenant shall give Landlord prompt written notice of the commencement of Tenant's Work.

      8. Bonds or Other Security

         Landlord shall have the right to require Tenant to furnish a payment bond or other security in form satisfactory to Landlord for the prompt and faithful payment of all costs and expenses incurred in the performance of Tenant's Work.

      9. Certificate of Occupancy

         Upon completion of Tenant's Work, Tenant shall provide Landlord with a copy of the Certificate of Occupancy issued by the appropriate governmental agency for occupancy of the premises.

     10. Tenant is responsible for obtaining all required building permits.

     11. Submittals shall be forwarded to:

         Prime Retail, L.P.
         100 East Pratt Street
         Nineteenth Floor
         Baltimore, Maryland 21202
         Attention: Director of Tenant Coordination

E. WORK PERFORMED BY LANDLORD FOR TENANT

      1. Signage

         (a) Awning Signage. Landlord will paint and install Tenant's signage on Landlord's awning, if an awning is required as per Schedule C, at a cost to Tenant of $400.00 per awning.

         (b) Blade Sign Bracket. Landlord will furnish and install a bracket for each blade sign as described in Schedule C at a cost to Tenant of $300.00 per bracket.

         The work and services in the Premises as described in (c) and (d) below will be provided to Tenant by Landlord at Landlord's actual cost plus 15% for administration. The cost of such work will be payable to Landlord as follows: Fifty percent (50%) deposit upon return of signed work order from Tenant with the balance to be invoiced upon completion of said work. Any amount owed Landlord which is not paid within thirty days (30) of invoice date shall bear interest at an annual rate equal to the lesser of (i) 18% or (ii) the maximum rate of interest allowed in the State in which the Premises are located until paid. No work will begin until Landlord receives signed work order and deposit.

         (c) Neon Sign. Fabrication, installation, wiring, taxes and permit fees for Tenant's neon sign(s), if a neon sign is required as per Schedule C and the Lease Outline Drawing.

         (c) Blade Sign. Fabrication, installation, taxes and permit fees for Tenant's blade sign(s).

      2. Modification of Sprinklers

         In the event Tenant's store design requires a modification of the existing sprinkler grid as provided to code in Landlord's vanilla box, Landlord will furnish, install or modify the existing sprinkler heads for Tenant. The unit cost for this work will be One Hundred Dollars ($100.00) per each sprinkler head. This price is only effective up to the Grand Opening Date.

         IN NO EVENT WILL TENANT BE ALLOWED TO MODIFY THE SPRINKLER SYSTEM. ONLY LANDLORD'S SPRINKLER CONTRACTOR, AT TENANT'S EXPENSE, WILL BE ALLOWED TO MODIFY THE SPRINKLER SYSTEM.

      3. Additional Work

         Additional work in the Premises, if required by Tenant (such as alterations to Landlord's base building, installation of Tenant's equipment on the roof, manual labor, etc.) shall be accomplished by Landlord at Landlord's actual cost, plus fifteen percent (15%) (unless otherwise noted) cost of administration only upon receipt of a signed work order from Tenant, and the cost of any such item of work will be payable to Landlord as follows: fifty percent (50%) deposit upon return of the signed work order from Tenant with the balance to be invoiced upon completion of said improvement. Any amount owed Landlord which is not paid within thirty (30) days of receipt of invoice shall bear interest at the Default Rate until paid. No work will begin until Landlord receives the required 50% deposit.

                                  SCHEDULE C

                    DESIGN CRITERIA FOR TENANT IMPROVEMENTS

A. DESIGN AND CONSTRUCTION CRITERIA

      1. Landlord has installed exterior storefronts of painted aluminum framing and 1/4" glass. Tenants are not to alter the storefronts in any way.

      2. Landlord will also provide a gypsum board and metal stud bulkhead immediately behind the top of the storefront. Tenants shall paint the bulkhead and leave it exposed. On the bulkhead, the Tenant is required to mount track light fixtures in Landlord supplied track as required herein in the lighting criteria.

      3. All electrical conduit shall be concealed where possible in all areas exposed to the public. Exposed conduit shall be painted to match the background color.

      4. Tenants are encouraged to have unique and creative merchandise displays up to their ceilings, after reviewing design, loads, and suspension details with Landlord.

      5. All interior and exterior windows and storefronts are to display brightly illuminated merchandise at all times. All merchandise in the storefronts and windows shall be oriented to the outside. Merchandise not unpacked from its boxes of shipping containers shall not be allowed in the store merchandising area.

      6. Tenants shall allow the interior of the Premises to be visible (through their displays) from the street. All exterior doors to Tenant spaces are to remain operable during operating hours.

      7. All Tenant construction shall be non-combustible material. Treated, fire-resistant materials will be permitted, where approved by jurisdictional authorities.

      8. No depressed floor slabs will be permitted.

      9. All elements, except Landlord-built storefronts, which are part of the individual storefront must be well maintained by Tenant. Only details that specify durable materials designed in a manner so as not to hamper maintenance of the Shopping Center and minimize maintenance by the individual stores will be acceptable.

     10. Any penetrations planned by Tenant through the ceiling or the floor of the Premises must be approved by Landlord, in writing, at the time of plan preparation.

     11. No fastening to or suspension from the underside of the floor or roof structure is permitted without Landlord's prior written approval. Such approval will not be given prior to review of appropriate loading information.

     12. No wall-mounted fixtures will be permitted other than those approved in writing by Landlord. Tenant acknowledges that the stud and drywall demising walls are not designed to support wall-mounted fixtures.

         Concrete exterior walls may be used for mounting fixtures.

     13. No load shall be imposed upon any floor area of the Premises in excess of the design live load of seventy-five pounds (75 lbs.) per foot uniformly distributed.

B. LIGHTING CRITERIA

   The aim of the lighting guidelines set out below is to control the location, quantity, and quality of light fixtures necessary for promoting merchandise and creating attractive stores. All lighting must be reviewed and approved by Landlord, and must conform to the following guidelines:

      1. Tenants are required to install track light fixtures in Landlord installed track along the full width of the storefront and above all exterior windows to guarantee brilliant illumination of Tenant's merchandise. Only Landlord specified and approved fixtures are to be used on the track. Fixtures shall be mounted twenty-four inches (24") on center or closer.

      2. Tenants are also encouraged to install track lighting within the sales area to enhance and illuminate Tenant's merchandise.

      3. No Tenant lighting shall be installed outside of the Premises except as allowed or required by the signage criteria.

      4. All fluorescent fixtures in Tenant's sales area shall be as per Landlord's standard fixtures. Tenants are encouraged to creatively utilize other sources of illumination in their store design.

      5. H.I.D. lighting shall not be used unless approved by Landlord.

      6. Low voltage type lighting is recommended for high impact on merchandise.

      7. All showcase and display cases must be adequately lighted and ventilated as per code. Direct visual exposure of lamps is not acceptable.

      8. All storefront lighting and interior and exterior signage illumination shall be on 7-day, 24-hour time clocks, in accordance with the operating hours of the Shopping Center.

      9. No strobe, spinner or chase type lighting shall be used.

C. GENERAL SIGNAGE CRITERIA

      1. All Tenant signage must receive Landlord's approval. Signing shall be limited to name, logo, and decorative treatment.

      2. No animated components, flashing lights, chasers, formed plastic or injection molded plastic are permitted.

      3. Channel letters with plexiglass faces are permitted for Tenant's neon signage at locations designated for each Tenant on the Lease Outline Drawing.

      4. No signmaker's labels, underwriters or other identification shall be permitted on the exposed surface of signs, except those required by local ordinance.

      5. Exposed conduit, tubing or raceways, as well as transformers or other equipment shall only be permitted at locations approved by Landlord.

      6. Postal numbers, if required on storefront, will be designed and installed by Landlord at Tenant's expense.

      7. Electrical service to Tenant's sign shall be a part of Tenant's operating cost.

      8. All sign illumination shall be on a 7-day, 24-hour time clock set in accordance with the Shopping Center operating hours.

      9. No advertisements, notices, sale signs or other lettering other than the permanent display of store name or logo shall be affixed or exhibited on the storefront or be visible from the mall or common area, without specific written approval of Landlord.

     10. All state and local sign permit fees, if any, shall be the responsibility of Tenant.

D. STOREFRONT SIGNAGE

      1. All tenants are encouraged to paint their name and/or logo only, directly on the inside face of the glass section of their storefront. Such signage shall be of letters and graphics only, without opaque backgrounds and must be submitted to Landlord for approval. Decals are not allowed. All exceptions must also be submitted for Landlord approval.

E. EXTERIOR SIGNAGE

      1. All tenants are required to design and maintain exterior signage in particular locations and styles as required by Landlord. Said sign will be of one or more of the designs as shown on the signage diagrams to be attached hereto or supplied to tenant. Such sign will be fabricated and installed by Landlord at Tenant's expense. Tenant to provide camera-ready artwork. The sign will be mounted to the exterior of the Premises as indicated on the L.O.D.

      2. Tenants with awnings are required to submit photo-ready artwork of their store name and/or logo, in order for Landlord to apply this artwork to the face of those awnings shading Tenant's windows. Landlord will fabricate and install aid awning signage at Tenant's expense.

         SPECIFIC CRITERIA DIAGRAMS TO BE ATTACHED.

                                  SCHEDULE "D"

                          TENANT ESTOPPEL CERTIFICATE


RE: Lease between ARIZONA FACTORY SHOPS PARTNERSHIP, an Arizona general partnership ("Landlord"), and ASHWORTH STORE I, INC. ("Tenant"); dated ______, 1995; and more particularly described in the aforesaid Lease.

          The undersigned, as Tenant under the above referenced Lease, hereby certifies as follows:

          1. That the above Lease has not been modified, supplemented, or amended in any way except by agreement dated _________________, 199 (as so modified, supplemented or amended, "Lease").

          2.  That the Lease is in full force and effect.

          3. That the Lease represents the entire agreement between the parties as to the leasing of the Premises.

          4. That all conditions under the Lease to be performed by Landlord prerequisite to the full effectiveness of the Lease have been satisfied, and on this date, Tenant has no claims against Landlord and there are no existing defenses or offsets which the Tenant has against the enforcement of the Lease by the Landlord, except as described below.

          5. That the initial term of the Lease began on ____________, 1993 and expires on __________________, (including renewal options.)

          6. That the Tenant entered into occupancy of the Premises on _________________, 1993.

          7.  That the Tenant has exercised the following renewal options:
_________________________________________________________.

          8. That the minimum rental obligation of the Tenant under the Lease is in effect and is $__________________ per year/month.

          9.  That no rental has been paid for the period after
_______________________________________________.

         10. That the Tenant has no notice or knowledge of any assignment, hypothecation or pledge by Landlord of the rent payable under the Lease, except as described below.

         11. That from and after the date hereof, the undersigned will not pay any rent under said Lease more than thirty (30) days in advance of its due date; will not surrender or consent to the modification of any of the terms of said Lease, nor to the termination thereof by the Land, and will not seek to terminate said Lease by reason of any act or omission of the Landlord until the undersigned shall have given written notice of such act or omission to the holder of such note and mortgage (at such holder's last address furnished the undersigned) and until a reasonable lapse of time shall have elapsed following the giving of such notice during which period such holder shall have the right but shall not be obligated, to remedy such act or omission.

          IN WITNESS WHEREOF, the undersigned Tenant has executed this Certificate the date written below.


                                         ------------------------------
                                         Tenant

                                         ------------------------------
                                         Date

                                  SCHEDULE "E"

Prepared by, recording requested by,
and when recorded return to:

FRU-CON DEVELOPMENT CORPORATION
15933 Clayton Road
P.O. Box 100
Ballwin, Missouri  63022-0100
Attn:  Ms. Peggy H. Morris


                          AGREEMENT OF SUBORDINATION,
                         NON-DISTURBANCE AND ATTORNMENT

          THIS AGREEMENT OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT (the "Agreement") is made as of the ___ day of ______________, 199__, by and among ASHWORTH STORE I, INC., a Delaware corporation, ("Lessee") having an address at 2791 Loker Avenue West, Carlsbad, California 92008, and FRU-CON CONSTRUCTION CORPORATION, a Missouri corporation ("Lender"), having an address at 15933 Clayton Road, P.O. Box 100, Ballwin, Missouri 63022-0100, Attention:
President.

                                    RECITALS

          A.  Under that certain Lease dated as of
_______________________________ (the "Lease"), ARIZONA FACTORY SHOPS
PARTNERSHIP, an Arizona general partnership ("Lessor"), did lease, let, and demise a portion (the "Premises") of the Property (as hereinafter defined), as described in the Lease to Lessee for the period of time and upon the covenants, terms and conditions therein stated.

          B. Lessor heretofore entered into a Loan Agreement, dated as of February 23, 1995 (the "Loan Agreement"), with Lender pursuant to which Lender provided financing (the "Loan") for the real estate described on Exhibit 1 hereto together with the building and improvements thereon (the "Property"), and the Premises located on the Property (the Property and all parking and other amenities built or to be built in connection therewith being hereinafter collectively called the "Project").

          C. In connection with the Project, Lender has made the Loan and other financial accommodations to or for the benefit of Lessor, which are secured by, among other things, a mortgage or deed of trust encumbering the Property, dated as of February 23, 1995 and recorded in the official records of the County of Maricopa, State of Arizona (the "Mortgage").

          D. The parties hereto desire to confirm that the Lease is subordinate to the lien of the Mortgage on the Property, establish additional rights of quiet and peaceful possession for the benefit of Lessee and further to define the covenants, terms and conditions precedent to such additional rights.

          NOW, THEREFORE, in consideration of the Recitals set forth above that are hereby made a part hereof and the covenants, terms, conditions, agreements and demises herein contained, and in consideration of other good and valuable consideration, each to the other, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree, covenant and warrant as follows:

          1. Lender and Lessee do hereby covenant and agree that the Lease and any modifications and amendments subsequently approved by Lender or any modification or amendment for which Lender's approval is not required (collectively, the "Approved Amendments") and all rights, options, liens or charges created thereby are and shall continue to be subject and subordinate in all respects to the Mortgage and the lien created thereby, to any advancements made thereunder, and to any consolidation, extensions, modifications or renewals thereof.

          2. Subject to the observance and performance by Lessee of all of the covenants, terms and conditions of the Lease or any Approved Amendment on the part of Lessee to be observed and performed, and further subject to the provisions of Paragraphs 6 and 7 of this Agreement, Lender hereby covenants that in the event it obtains title to the Property by foreclosure, by deed in lieu of foreclosure or otherwise, and thereafter obtains the right of possession of the Premises, that the Lease and all Approved Amendments shall continue in full force and effect, and Lender shall recognize the Lease and all Approved Amendments and Lessee's rights thereunder, and shall thereby establish direct privity of estate and contract between Lender and Lessee with the same force and effect and with the same relative priority in time and right as though the Lease and all Approved Amendments were directly made from Lender in favor of Lessee.

          3. Lessee agrees to give Lender, by registered or certified mail, return receipt requested, a copy of any notice of default served upon Lessor. Lessee further agrees that if Lessor shall have failed to cure such default within the time period provided for in the Lease, then Lender shall be entitled (but shall not be obligated) to cure such default within thirty (30) days after the expiration of any cure period granted to Lessor under the Lease; provided, however, that if a nonmonetary default cannot be cured within such time, and if such default does not involve a condition that renders all or a material part of the Premises untenantable or materially interferes with Lessee's use of the Premises, and Lender is diligently pursuing such cure, then Lender shall have such additional time as is reasonably necessary to cure such default (including the time necessary to foreclose or pursue other proceedings in order to gain possession of the Property). It is specifically agreed that Lessee shall not, as to Lender, be entitled to require cure of any such default.

          4. In the event the interests of Lessor under the Lease shall be transferred to Lender by reason of foreclosure, deed in lieu of foreclosure or otherwise, and provided Lender complies with the terms of Paragraph 2 hereof, Lessee hereby covenants and agrees to make full and complete attornment to Lender as substitute lessor upon the same terms, covenants and conditions as provided in the Lease, except for provisions that are impossible for Lender to perform, so as to establish direct privity of estate and contract between Lender and Lessee with the same force and effect and relative priority in time and right as though the Lease and any Approved Amendment, together with all guarantees of Lessee's obligations under the Lease, if any, were originally made directly between Lender and Lessee, except as limited by the provisions of Paragraphs 6 and 7 of this Agreement. Lessee shall thereafter make all payments directly to Lender and shall waive as against Lender only any defaults of Lessor (whether curable or non-curable) that occurred prior to Lender gaining right of possession to the Premises and becoming substitute lessor, except as limited by the provisions of Paragraphs 6 and 7 of this Agreement. Lessee waives all joinder and/or service of any and all foreclosure actions by Lender under the Mortgage upon the Property, and of any actions at law by Lender to gain possession of the Property. It shall not be necessary, except as required by law, for Lender to name Lessee as a party to enforce its rights under the Mortgage, or any other instrument evidencing or collateralizing the Loan, or to prosecute any action at law to gain possession of the Property and, unless required by law, Lender agrees not to name Lessee in any such proceeding. If the interests of Lessor under the Lease shall be transferred by reason of foreclosure of the Mortgage, deed in lieu of foreclosure of otherwise, to any party other than Lender (a "Transferee"), then Lessee hereby covenants and agrees to make full and complete attornment to such Transferee as substitute lessor, upon the same terms and conditions as provided for herein in the case of attornment to Lender, provided such Transferee complies with the terms of Paragraph 2 hereof.

          5. The provisions of this Agreement shall be covenants running with the Property and shall be binding upon and inure to the benefit of the respective parties hereto and their respective heirs, legal representatives, beneficiaries, successors and assigns, including without limitation, any person who shall obtain, directly or by assignment or conveyance, (a) any interest in the Mortgage; (b) any certificate of purchase following foreclosure of the Mortgage; (c) any certificate of redemption following such foreclosure; or (d) any interest in the Premises, whether through foreclosure or otherwise. Furthermore, the provisions of this Agreement shall be binding upon any guarantor of Lessee's obligations under the Lease.

          6. Notwithstanding anything contained herein to the contrary, or anything to the contrary in the Lease or in any modifications or amendments thereto, Lessee hereby covenants and agrees that Lender and any assignees shall not be:

          (a) Liable for any act or omission of Lessor, including, without limitation, any delay in opening the Project or the Premises for occupancy and any failure to complete construction of the Premises or the Project;

          (b) Subject to any offsets or defenses that Lessee might have as to Lessor, except as specifically provided in the Lease;

          (c) Required or obligated to credit Lessee with any rent or additional rent for any rent that Lessee might have paid Lessor more than one month in advance, other than any overpayments of estimated monthly payments, as provided for in the Lease, unless Lender shall have approved such prepayment in writing;

          (d) Bound by any amendments or modifications of the Lease made without Lender's prior written consent, other than exercise of rights, options or elections contained in the Lease, including, without limitation, options to extend the term of the Lease;

          (e) Bound to or liable for refund of all or any part of any security deposit by Lessee with Lessor for any purpose unless and until all such security deposit shall have been delivered by Lessor to, and actually received by, Lender. In the event of receipt of any such security deposit, Lender's obligations with respect thereto shall be limited to the amount of such security deposit actually received by Lender, and Lender shall be entitled to all rights, privileges and benefits of Lessor set forth in the Lease with respect thereto;

          (f) Required or obligated to open the Premises for initial occupancy by Lessee or the Project for initial occupancy by tenants generally, or to complete construction of the Project or the Premises, or to undertake any other obligation that Lessor may have with respect to construction or opening of the Premises for initial occupancy by Lessee or of the Project for initial occupancy by tenants generally; or

          (g) Personally liable to pay any amounts hereunder or in connection with the Lease, it being expressly acknowledged by Lessee that any amounts otherwise owing by Lender or any successor or assignees shall be collectible only out of their respective interests in the Property and all such personal liability is hereby expressly and irrevocably waived and released by Lessee.

     7. Lessee covenants and agrees as follows for the benefit and reliance of Lender:

          (a) That it shall not, without the express written consent of Lender:

              (i) Cancel, terminate or surrender the Lease, except as provided therein or in any Approved Amendment or hereafter consented to by Lender, and then only after Lender has unsuccessfully attempted to pursue its rights and remedies as provided herein; or

              (ii) After the date hereof, enter into any agreement with Lessor, its successors or assigns, that grants any concession with respect to the Lease or that reduces the rent called for thereunder; or

              (iii) After the date hereof, create any offset or claims against rents, or prepay rent more than one month beyond the then current rental period.

          (b) That neither this Agreement nor anything to the contrary in the Lease or in any Approved Amendment shall, prior to Lender's acquisition of Lessor's interest in and possession of the Property, and if later, the completion of construction of the Project and the Premises and opening thereof for occupancy by tenants generally and by Lessee, respectively, operate to give rise to or create any responsibility or liability for the control, care, management or repair of the Premises upon Lender, or impose responsibility for the carrying out by Lender of any of the covenants, terms and conditions of the Lease or of any Approved Amendment, nor shall said instruments operate to make Lender responsible or liable for any waste committed on the Premises by any party whatsoever, or for dangerous or defective conditions of the Premises, or for any negligence in the management, upkeep, repair or control of the Premises resulting in loss, injury or death to any Lessee, licensee, invitee, guest, employee, agent or stranger. Notwithstanding anything to the contrary in the Lease, but subject to the limitation in Paragraph 6(g) of this Agreement, Lender, its successors and assigns or a purchaser under the terms of the Mortgage, shall be responsible for performance of those covenants and obligations of the Lease accruing on and after Lender's acquisition of Lessor's interest in and possession of the Property and if later, the completion of construction of the Project and the Premises and opening thereof for occupancy by tenants generally and by Lessee, respectively.

          (c) That in the event Lender gains title to the Property and becomes substitute lessor, it is agreed that Lender may assign its interest as substitute lessor without notice to, the consent of, or assumption by Lender of any liability to, any other party hereto.

          (d) That it will deliver to Lender, within ten (10) days of request therefor, any estoppel certificates required to be delivered, while the Mortgage is of record, pursuant to the Lease.

     8. Any notices to Lessee, Lessor or Lender hereunder shall be effective on the third business day after mailing to such party by certified mail, postage prepaid, return receipt requested, addressed as follows:

                                    LESSEE:

                                    ASHWORTH STORE I, INC.
                                    2791 Loker Avenue West
                                    Carlsbad, California  92008
                                    ATTN: General Counsel
                                    WITH A COPY TO:
                                    ATTN: Chief Financial Officer

                                    LENDER:

                                    FRU-CON CONSTRUCTION CORPORATION
                                    15933 Clayton Road
                                    P.O. Box 100
                                    Ballwin, Missouri  63022-0100
                                    Attention:  President

                                    LESSOR:

                                    ARIZONA FACTORY SHOPS PARTNERSHIP
                                    c/o Prime Retail, L.P.
                                    100 East Pratt Street, Nineteenth Floor
                                    Baltimore, Maryland  21202
                                    Attention: General Counsel
or as to each party, to such other address as the party may designate by a notice given in accordance with requirements contained in this Paragraph 8.

          9. This Agreement contains the entire agreement between the parties hereto. No variations, modifications or changes herein or hereof shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party.

          10. This instrument may be executed in multiple counterparts, all of which shall be deemed originals and with the same effect as if all parties hereto had signed the same document. All of such counterparts shall be construed together and shall constitute one instrument, but in making proof, it shall only be necessary to produce one such fully executed counterpart.

          11. Whenever used herein, the singular number shall include the plural, and the singular, and the use of any gender shall include all genders. The word "Lender", "Lessor", and "Lessee" shall include their legal representatives, successors and assigns.

          12. Lessee agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement with respect to Lender and the Mortgage.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed, sealed and delivered in their respective names and in their behalf; and if a corporation, by its officers duly authorized, as of the date first noted above.

                                        LESSEE:

                                        ASHWORTH STORE I, INC., a Delaware
                                        corporation

                                        By: /s/RICHARD H. WERSCHKUL
                                            ____________________________

                                        Name: Richard H. Werschkul

                                        Title: President


                                        LENDER:

                                        FRU-CON CONSTRUCTION CORPORATION, a
                                        Missouri corporation

                                        By:
                                            ________________________________

                                        Name:
                                              ______________________________

                                        Title:
                                              ______________________________



                            LESSEE'S ACKNOWLEDGMENT
                            -----------------------


STATE OF CALIFORNIA )
                    ) SS
COUNTY OF SAN DIEGO )


          I DO HEREBY CERTIFY that Richard H. Werschkul, personally known to me to be the President of Ashworth Store I, Inc. and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that (s)he signed and delivered the said instrument as President of said corporation pursuant to authority given by said Ashworth Store I, Inc., as his/her free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

          GIVEN under my hand and official seal the 2nd day of May, 1995.


                                           /s/NANCY C. MINKUS
                                           ------------------------------------
                                           Notary Public

My Commission Expires:
       12-6-96
------------------------------

                            LENDER'S ACKNOWLEDGMENT


STATE OF          )
                  ) SS
COUNTY OF         )



     Before me, a Notary Public of the State aforesaid, personally appeared _____________________, known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be the _________________ of FRU-CON CONSTRUCTION CORPORATION, a Missouri corporation, and acknowledged to me that he, as the authorized officer of said corporation, and in such capacity, executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation. Given under my hand and official seal this ______ day of ___________, 199___.


                                         ------------------------------------
                                         Notary Public

My Commission Expires:

------------------------------

                              AGREEMENT BY LESSOR


     Lessor, as the Mortgagor under the Mortgage, agrees for itself and for its successors and assigns that (i) the foregoing Agreement of Subordination, Non-Disturbance and Attornment (the "Agreement") does not constitute a waiver or partial waiver by Lender of any of its rights under the Mortgage and (ii) the Agreement does not in any way release the Lessor from its obligations to comply with every term, provision, condition, covenant, agreement, representation, warranty and obligation of the Mortgage, and that each of same remain in full force and effect and must be complied with by the Lessor thereunder, and (iii) Lessor will not take any action contrary to or inconsistent with the provisions of the Agreement.


                                    LESSOR:
                                    ARIZONA FACTORY SHOPS PARTNERSHIP, an
                                    Arizona general partnership

                                    By:  Arizona Factory Shops Limited
                                         Partnership, a Delaware limited
                                         partnership

                                    By:  Prime Retail, L.P., its General Partner

                                    By:  Prime Retail, Inc., its General Partner


                                    By:  /s/WILLIAM H. CARPENTER, JR.
                                         ____________________________

                                    Name:   William H. Carpenter, Jr.

                                    Title:  President

                                    Date:   May 11, 1995
                                            __________________________

                                   EXHIBIT 1


                       ARIZONA FACTORY SHOPS PARTNERSHIP

                           LEGAL DESCRIPTION OF LAND


     A parcel of land located in the Southwest Quarter of Section 10, Township 6 North, Range 2 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, more particularly described as follows:

     Commencing at the Southwest corner of said Section 10, also being the TRUE POINT OF BEGINNING;
          thence, N 00.01'38" W along the West line of said Section 10, a distance of 1929.35 feet to a point;
          thence, S 89.7'37" E a distance of 1487.59 feet to a point on the West right-of-way line of the Black Canyon Highway (Interstate Highway 17);
          thence, S 05.26'37" E along said right-of-way line a distance of
     990.93 feet to a point;
          thence S 12.18'02" W continuing along said right-of-way line a distance of 837.04 feet to a point;
          thence, S 00.02'23" W continuing along said right-of-way line a distance of 125.00 feet to a point on the South line of said Section 10;
          thence, N 89.57'37" W along said South line of Section 10 a distance of 1402.27 feet to the TRUE POINT OF BEGINNING.
Above described parcel containing 66.7809 acres, more or less.